UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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MYERS INDUSTRIES, INC.

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PRELIMINARY — SUBJECT TO COMPLETION

1293 South Main Street — Akron, Ohio 44301

March     , 2015

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders to be held on Friday, April 24, 2015, at 9:00 A.M. at the Louis S. Myers Training Center, 1554 South Main Street, Akron, Ohio 44301.

At the Annual Meeting you will be asked to elect the nine director candidates nominated by our Board of Directors, approve an amendment and restatement of the Company’s 2008 Incentive Stock Plan, ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, and cast a vote on a shareholder proposal. You will also cast a non-binding advisory vote to approve executive compensation (“say-on-pay”). Enclosed with this letter is a Notice of Annual Meeting together with a Proxy Statement which contains information with respect to the nominees for director and the other proposals.

The proposals discussed in the Proxy Statement are very important to our shareholders and the Company, and we hope that you will be able to personally attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, I urge you to complete and return the enclosed WHITE proxy card, or follow the instructions to vote by telephone or internet, as soon as possible.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

Sincerely,

JOHN C. ORR

President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 24, 2015: This Proxy Statement and the Company’s 2014 Annual Report to Shareholders are available on Myers’ website at http://investor.myersindustries.com/investor-relations/financial-information/default.aspx.

1293 South Main Street — Akron, Ohio 44301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Friday, April 24, 2015

The Annual Meeting of Shareholders of Myers Industries, Inc., an Ohio corporation (“Myers” or the “Company”), will be held at the Louis S. Myers Training Center, 1554 South Main Street, Akron, Ohio 44301, on Friday, April 24, 2015 at 9:00 A.M. (local time), for the following purposes:

1.	To elect the nine candidates nominated by the Board of Directors to serve as directors until the next Annual Meeting of Shareholders;

2.	To approve the Amended and Restated 2008 Incentive Stock Plan;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2015;

4.	To cast a non-binding advisory vote to approve executive compensation;

5.	To cast a vote on a shareholder proposal; and

6.	To consider such other business as may be properly brought before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 2, 2015 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. This Proxy Statement, together with the related proxy card and our 2014 Annual Report to Shareholders, is being mailed to our shareholders on or about March     , 2015. All shareholders are cordially invited to attend the Annual Meeting in person. To be sure that your shares are properly represented at the Annual Meeting, whether or not you intend to attend the Annual Meeting in person, please complete and return the enclosed WHITE proxy card, or follow the instructions to vote by telephone or internet, as soon as possible.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

By Order of the Board of Directors,

GREGGORY W. BRANNING Chief Financial Officer, Senior Vice President and Corporate Secretary

Akron, Ohio

March     , 2015

THE 2014 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THIS NOTICE

Matters Related to the Proxy Statement.

Meeting Time and Applicable Dates.    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Myers Industries, Inc., an Ohio corporation, of the accompanying proxy to be voted at the Annual Meeting of Shareholders (“Annual Meeting”) to be held on Friday, April 24, 2015, at 9:00 A.M. (local time), and at any adjournment thereof. The close of business on March 2, 2015, has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting.

Participants in the Proxy Solicitation.    This Proxy Statement is furnished in connection with the solicitation of proxies by the Company, the current directors and the nominees for election as director to be used at the Annual Meeting and any adjournment thereof.

Outstanding Shares and Quorum.    On the record date, Myers had outstanding 30,969,672 shares of common stock, without par value (“Common Stock”). Each share of Common Stock is entitled to one vote. For information concerning our “Principal Shareholders” see the section titled “Security Ownership of Certain Beneficial Owners and Management” below. In accordance with the Company’s Amended and Restated Code of Regulations, the holders of shares of Common Stock entitling them to exercise a majority of the voting power of the Company, present in person or by proxy, shall constitute a quorum for the Annual Meeting. Shares of Common Stock represented by signed proxies will be counted toward the establishment of a quorum on all matters even though they represent broker non-votes or they are signed but otherwise unmarked, or marked “Abstain”, “Against” or “Withhold Authority.”

Votes Required.    With respect to Proposal No. 1, to elect the nine director candidates nominated by the Board, if a quorum is present at the Annual Meeting, the nominees for election as directors who receive the greatest number of votes cast will be elected as directors. Abstentions and broker non-votes will not affect the outcome of the election of directors. Proposal No. 2, to approve the adoption of the Amended and Restated 2008 Incentive Stock Plan, requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will act as a vote “Against” Proposal No. 2. Proposal No. 3, to ratify the appointment of the independent registered public accounting firm, is a non-binding proposal, but its approval requires the affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will act as a vote “Against” Proposal No. 3. Even if the selection is ratified, the Audit Committee and the Board, in their discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. Proposal No. 4 is a non-binding advisory vote to approve the Company’s executive compensation, and its approval requires the affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will act as a vote “Against” Proposal No. 4. Proposal No. 5, a shareholder proposal by GAMCO Investors, Inc. regarding a resolution that the Company not engage in any transactions until it completes the sale of its Lawn and Garden business and returns 50% of the cash flow from such sale to shareholders (the “GAMCO Proposal”), requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will act as a vote “Against” Proposal No. 5.

Proxy Instructions.    All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of Common Stock represented by such proxy will be voted “For” the Board’s nominees for director, “For” the approval of the Amended and Restated 2008 Incentive Stock Plan, “For” the ratification of the appointment of Ernst & Young LLP, “For” the approval of the Company’s executive compensation, “Against” the GAMCO Proposal, and in accordance with the proxy-holder’s best judgment as to other matters, if any, which may be properly raised at the Annual Meeting.

Proxy Voting.    If your shares are registered directly in your name with our transfer agent, then you are a shareholder of record with respect to those shares and you may either vote in person at the Annual Meeting or by using the enclosed white proxy card to vote by telephone, by internet, or by signing, dating and returning the white proxy card in the envelope provided. Whether or not you plan to attend the Annual Meeting in person, you should submit your white proxy card as soon as possible. If your shares are held in “street name” through a broker, bank or other nominee, then you must instruct them to vote on your behalf, otherwise your shares cannot be voted at the Annual Meeting. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct such party to vote. If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, at the address and phone numbers below.

INNISFREE M&A INCORPORATED

501 MADISON AVENUE, 20TH FLOOR

NEW YORK, NY 10022

SHAREHOLDERS CALL TOLL FREE: (888) 750-5834

BANKS AND BROKERS MAY CALL COLLECT: (212) 750-5833

Proxy Revocation and Voting in Person.    A shareholder who has given a proxy may revoke it at any time prior to its exercise by: (1) executing and delivering to the Corporate Secretary of the Company a later dated proxy reflecting contrary instructions, (2) appearing at the Annual Meeting and taking appropriate steps to vote in person, or (3) giving written notice of such revocation to the Corporate Secretary of the Company.

Voting Confidentiality.    Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed to anyone outside of the Company or its agents except as required by law.

Inspector of Election.    The inspector of election for the Annual Meeting shall determine the number of votes cast by holders of Common Stock for all matters. The Board will appoint an inspector of election to serve at the Annual Meeting. Preliminary voting results will be announced at the Annual Meeting, if practicable. Final voting results will be filed on a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (the “SEC”).

Address of Company.    The mailing address of the principal executive offices of the Company is 1293 South Main Street, Akron, Ohio 44301.

Mailing Date.    The Company intends to mail this Proxy Statement, together with the related proxy card and our 2014 Annual Report to Shareholders, to our shareholders on or about March 30, 2015.

Trademark.    Myers Industries, Inc.® is a registered trademark of the Company.

Availability on the Internet.    This Proxy Statement and the Company’s 2014 Annual Report to Shareholders are available on Myers’ website at http://investor.myersindustries.com/investor-relations/financial-information/default.aspx.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Nominees.    Set forth below for each nominee for election as a director is a brief statement, including the age, principal occupation and business experience for at least the past five years, and any directorships held with public companies.

The members of the Corporate Governance and Nominating Committee of the Board (“Governance Committee”) have recommended, and the independent members of the Board of Directors have nominated, the persons listed below as nominees for the Board of Directors, all of whom presently are directors of the Company. Upon recommendation of the Governance Committee, the Board determined to reduce the size of the Board to nine directors from ten directors. As a result of this reduction, the Board determined not to re-nominate Daniel R. Lee. On March 13, 2015, Mr. Lee submitted a letter to the Board tendering his resignation, which was accepted.

The Governance Committee reviews and evaluates individuals for nomination to stand for election as a director who are recommended to the Governance Committee in writing by any of our shareholders pursuant to the procedure outlined below in the section titled “Shareholder Nominations of Director Candidates” on the same basis as candidates who are suggested by our current or past directors, executive officers, or other sources, which may, from time-to-time, include professional search firms retained by the Governance Committee. In March 2011, the Governance Committee adopted Board Member Recruiting Guidelines that outline the process for the Governance Committee to recruit and evaluate potential director candidates. These guidelines are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersind.com. In considering these potential candidates for nomination to stand for election, the Governance Committee will consider: (1) the current composition of the Board and how it functions as a group; (2) the talents, personalities, strengths, and weaknesses of current directors; (3) the value of contributions made by individual directors; (4) the need for a person with specific skills, experiences or background to be added to the Board; (5) any anticipated vacancies due to retirement or other reasons; and (6) other factors which may enter into the nomination decision. The Governance Committee endeavors to select nominees that contribute unique skills and professional experiences in order to advance the performance of the Board of Directors and establish a well-rounded Board with diverse views that reflect the interests of our shareholders. The Governance Committee considers diversity as one of a number of factors in identifying nominees for directors, however, there is no formal policy in this regard. The Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, in addition to traditional concepts of diversity such as race and gender.

When considering an individual candidate’s suitability for the Board, the Governance Committee will evaluate each individual on a case-by-case basis. The Governance Committee does not prescribe minimum qualifications or standards for directors, however, the Governance Committee looks for directors who have personal characteristics, educational backgrounds and relevant experience that would be expected to help further the goals of both the Board and the Company. In addition, the Governance Committee will review the extent of the candidate’s demonstrated excellence and success in his or her chosen business, profession, or other career and the skills and talents that the candidate would be expected to add to the Board. The Governance Committee may choose, in individual cases, to conduct interviews with the candidate and/or contact references, business associates, other members of boards on which the candidate serves or other appropriate persons to obtain additional information. The Governance Committee will make its determinations on whether to nominate an individual candidate based on the Board’s then-current needs, the merits of that candidate and the qualifications of other available candidates. The Governance Committee believes that each of the nominees possess certain key attributes that the Governance Committee believes to be important for an effective Board.

Each of the below nominees has consented (i) to serve as a nominee, (ii) to being named as a nominee in this Proxy Statement and (iii) to serve as a director if elected. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board. There is no reason to believe that the nominees named will be unable to serve if elected.

Proxies cannot be voted for a greater number of nominees than the number named in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THESE NOMINEES

Name	Age	Principal Occupation for Past Five Years and Other Information
Vincent C. Byrd	60

President, Chief Operating Officer, and Vice Chairman, The J. M. Smucker Company (“J. M. Smucker”) (NYSE), Orrville, Ohio, a manufacturer and marketer of branded food products; Director of J. M. Smucker; Director of Dick’s Sporting Goods, Inc. (NYSE), Coraopolis, Pennsylvania, a sporting goods retailer; formerly President, U.S. Retail, Coffee, of J. M. Smucker; former Director of Spangler Candy Company, Bryan, Ohio, a manufacturer of confectionery products. Served as Director of Myers since 2006.

By virtue of his more than 37 years of work experience with a Fortune 500 company in the consumer packaged goods industry and over ten years of experience serving on the board of directors of J. M. Smucker, Mr. Byrd brings to the Board key insights into the strategic, marketing, and operational requirements of a public company. In addition, Mr. Byrd’s international experience and finance and accounting background provide valuable business acumen and financial skills to the Board.

Sarah R. Coffin	63

Former Chief Executive Officer of Aspen Growth Strategies, LLC, Wooster, Ohio, an investment company; Director of FLEXcon, Spencer Massachusetts, a privately held manufacturer of pressure-sensitive films and adhesives; former Director and Chair of the Compensation Committee of SPX Corporation (NYSE), Charlotte, North Carolina, a global industrial equipment and manufacturing company; former Director of Huttenes-Albertus International, Chicago, Illinois, an international manufacturer of chemical products for the foundry industry. Served as Executive Vice President, Hexion Specialty Chemicals (now Momentive) and Senior Vice President, Noveon, Inc. (now Lubrizol), both specialty chemical and polymer producers in the industrial market space. Served as Director of Myers since 2010.

As a former division and global leader in several companies, Ms. Coffin has substantial senior level executive experience in marketing, distribution and operations, and adds a unique perspective to the Board. Her background in the polymer and specialty chemicals industry, coupled with her knowledge and insight from her prior service on the boards of other companies, allows Ms. Coffin to provide valuable contributions to the Board.

John B. Crowe	68

President, Crowe Consulting International, Germantown, Tennessee; formerly Chief Executive Officer and Chairman of Buckeye Technologies Inc. (NYSE), Memphis, Tennessee, a producer of absorbent products, chemical cellulose products and customized paper. Previously, Mr. Crowe served as Buckeye Technologies Inc.’s President and Chief Operating Officer and had been a Director of that company since 2003. He has held executive positions as Executive Vice President and General Manager at Alabama River Pulp Co., Inc. and Alabama Pine Pulp Co., Inc. and as Vice President of the Flint River Operations for the Weyerhaeuser Co. Served as a Director of Myers since 2009.

As former Chairman and Chief Executive Officer of Buckeye Technologies Inc., Mr. Crowe brings valuable insight and international experience into the operational requirements, investor relations and strategic planning processes of a public company. Mr. Crowe provides

Name	Age	Principal Occupation for Past Five Years and Other Information
		significant experience in manufacturing, sales, implementation of growth strategies, and building organizational capability. In addition, Mr. Crowe draws on his considerable leadership experience, including his service as a United States Air Force Reserve Lt. Colonel and as a Vietnam veteran, in his service to the Board.
William A. Foley	67

Chairman of the Board of Libbey Inc. (NYSE), Toledo, Ohio, a producer of consumer and industrial glassware. Retired Chairman and Chief Executive Officer of Blonder Home Accents, Cleveland, Ohio, a distributor of wallcoverings and home accents; Formerly Chairman and Chief Executive Officer of Thinkwell Incorporated, Cleveland, Ohio, President of Arhaus Incorporated, Cleveland, Ohio, a private brand name furniture company, and Chairman, President and Chief Executive Officer of Lesco Incorporated, Cleveland, Ohio, a manufacturer, distributor and retailer of professional lawn care and golf course management products. Served as Director of Myers since 2011.

As a leader of numerous companies, Mr. Foley has over 30 years of senior management experience, both domestic and international. He has wide-ranging acquisition, joint venture, business and market development experience. Extensive experience in broad scale plastics manufacturing, as well as consumer and distribution businesses, provide Board input in product areas germane to Myers’ reporting segments. Mr. Foley’s experience with best practices on public company boards, particularly in governance, compensation and leadership, make him a valuable member of the Board.

Robert B. Heisler, Jr.	66

Retired dean of the Kent State University Business School; Director of FirstEnergy Corp. (NYSE), Akron, Ohio, an energy company; Director of TFS Financial Corporation (NASDAQ), Cleveland, Ohio, a retail consumer banking services company; Director of The J. M. Smucker Company (NYSE), Orrville, Ohio, a manufacturer and marketer of branded food products; Formerly Interim Chief Financial Officer of Kent State University and Chairman and Chief Executive Officer of KeyBank, N.A. (NYSE) and McDonald Financial Group; Former Director of KeyBank, N.A. and McDonald Investments. Served as Director of Myers since 2011.

Mr. Heisler has over 40 years of business experience. His decades of experience have allowed him to be a valuable member of the board of directors of other public companies and numerous non-profit organizations, including serving on the Compensation Committee and Audit Committee of FirstEnergy, as Chair of the Risk Committee of TFS Financial Corporation, and on the Audit Committee of the J.M Smucker Company. Mr. Heisler brings vast leadership and financial management experience that permits him to be a successful contributor to the Board.

Richard P. Johnston	84	A retired Certified Public Accountant State of Ohio; Chairman of the Board of Myers; Chairman of the Board of Dismal River Golf Club, Mullen, Nebraska; Director of Results Radio, Inc., Sonoma, California; formerly a Founder and Director of AGCO, Inc. (NYSE), Duluth, Georgia, a manufacturer and distributor of agricultural equipment; formerly Director of Communications Properties (NASDAQ), Austin, Texas, a cable television company; a Director of Royal Precision (NASDAQ), Torrington, Connecticut, a manufacturer of golf club components. He

Name	Age	Principal Occupation for Past Five Years and Other Information
		was Founder, Chairman, President and CEO of Buckhorn Inc. (AMEX) which was acquired by Myers Industries in 1986. Served as Director of Myers since 1992 and is currently Chairman of the Board of Myers.
		With his many years of management experience and service on the board of directors with a number of public companies in a wide range of businesses, Mr. Johnston brings critical financial and investor experiences and insight regarding best practices for a public company. In addition, over 20 years of experience as a Director of Myers gives him a deep understanding of the Company and its operations and makes him particularly qualified to serve as Chairman of the Board.
Edward W. Kissel	73

President and Managing Partner of Kissel Group Ltd., Akron, Ohio, a holding company with interests in property, consulting and mold manufacturing; Director of Smithers Scientific Services, Inc., Akron, Ohio, a provider of testing services for materials; Director of Automated Packaging Systems, Inc., Streetsboro, Ohio, a manufacturer of plastic packaging machinery and packaging materials; formerly President, Chief Operating Officer and Director of OM Group, Inc. (NYSE), Cleveland, Ohio, a specialty chemical company; formerly Director of Weda Bay Minerals, Inc. (Toronto Stock Exchange), Toronto, Canada, a mineral exploration company; formerly Managing Director of Kane & Co., Los Angeles, California, an investment banking firm. Served as Director of Myers since 2000.

Mr. Kissel has broad global experience in the manufacturing, chemical and commodity industries. He has had executive assignments in strategy, operations, sales and marketing, and research and development, including both growth and turnaround situations that include divestitures and acquisitions. Extensive consulting for Myers in operations and strategy prior to joining the Board, combined with current business involvement in markets served by Myers position Mr. Kissel to give the Board and management knowledgeable perspectives on Board issues impacting shareholder value. Mr. Kissel actively serves the Board as a member of the Audit Committee and Chairman of the Governance and Nominating Committee.

John C. Orr	64	President, Chief Executive Officer and Director of Myers; formerly President and Chief Operating Officer of Myers; formerly General Manager of Buckhorn Inc., a subsidiary of Myers; formerly Vice President of Manufacturing — North American Tire Division, The Goodyear Tire and Rubber Company; Director of Libbey Inc. (NYSE), Toledo, Ohio, a producer of consumer and industrial glassware; Director of the Akron Children’s Hospital, Akron, Ohio; Director of United Way of Summit County, Akron, Ohio. Served as Director of Myers since 2005.
		Mr. Orr’s extensive leadership experience in the manufacturing industry, in addition to his years of service to Myers in management, position him well to serve on the Board. His service as a director and in management for other public companies provides Mr. Orr with a variety of perspectives that he contributes to the Board.
Robert A. Stefanko	72	Director and member of Audit Committee of OMNOVA Solutions, Inc. (NYSE), Fairlawn, Ohio, an innovator of emulsion polymers, specialty chemicals and decorative and functional surfaces; Formerly Chairman of the Board and Executive Vice President of Finance & Administration of A. Schulman, Inc. (NASDAQ), Akron, Ohio, an international supplier of

Name	Age	Principal Occupation for Past Five Years and Other Information

plastic compounds and resins; Former director of The Davey Tree Expert Company, Kent, Ohio, a tree, shrub and lawn care company. Served as Director of Myers since 2007.

As a former Chief Financial Officer and director of A. Schulman, Inc. from 1979 through 2006 and as a director of other public company boards, Mr. Stefanko has extensive involvement in public company matters, including international, compensation, audit, financial, legal, and various other matters. Mr. Stefanko serves on the Finance Committee and Investment Committee of Akron General Health System. He also served on the Board of Akron General Health System until December 31, 2014. In addition, Mr. Stefanko’s extensive experience with boards and compensation and audit committees gives him valuable knowledge and insight that he brings to the Company.

Each of the foregoing nominees was recommended by the Governance Committee. There are, and during the past ten years there have been, no legal proceedings material to an evaluation of the ability of any director, nominee, or executive officer of Myers to act in such capacity or concerning his integrity. There are no family relationships among any of the directors and executive officers.

The Board recommends that you vote “FOR” each of the director nominees listed above.

Notice of Other Potential Nominees.    On February 19, 2015, we received a notice from one of our shareholders, GAMCO Asset Management Inc. (“GAMCO”), that it intends to nominate three directors to our Board: Bruce M. Lisman, Philip T. Blazek, and F. Jack Liebau, Jr. The notice received from GAMCO was in accordance with the requirements of our Amended and Restated Code of Regulations.

Every year since 2009, with the sole exception of 2014, GAMCO has waged a costly proxy contest against Myers. Ranging from nominations of one director to four directors, each year, the methods have been the same. GAMCO never adequately articulated its reasons for its pursuit of nominees, or how the current directors were failing Myers’ shareholders. GAMCO’s nominees were unsuccessful in each year. In 2013, in an effort to avoid the distraction and cost of a proxy contest, we agreed to increase the size of the Board to ten directors and accept the one nominee GAMCO nominated that year, Daniel R. Lee.

This year, the Board has again determined that none of the candidates nominated by GAMCO are more qualified than any of the nominees included in the Company’s slate. GAMCO’s nominees have no particular skills or experience that make them able to contribute to the Company in a meaningful way. None of GAMCO’s nominees have experience in our industries. In reaching this conclusion, it is the Board’s judgment that the GAMCO nominees for director have no relevant manufacturing, distribution or operational experience to create shareholder value.

Despite several efforts to engage in productive discussions with GAMCO throughout the year, it remains unclear why GAMCO has nominated these individuals. Other than general comments about “capital allocation”, GAMCO has not identified any deficiency in our Board’s conduct or governance. In 2014, we formed a Capital Allocation Committee, chaired by Mr. Lee, to evaluate our allocation of capital, particularly following the receipt of the proceeds from the sale of our Lawn and Garden business. That Committee, after reviewing an analysis by an independent financial advisor engaged by the Board, unanimously recommended that the proceeds be used to repay debt. The Board unanimously agreed with the Committee’s recommendation and the proceeds of the sale of the Lawn and Garden business were immediately applied to repay debt. Our Board also notes that in the last four years, the Company has returned an aggregate of $135,500,000 to our shareholders through dividends and share repurchases, while at the same time investing in the long term strategic objectives of the Company. Our Board is resolved not to let activism or short-termism interfere with prudent reinvestment in capital projects, innovation and real value-creating initiatives. It is our Board’s view that the Company should maintain its balanced approach to capital allocation and continue to execute its strategy to create long term value for our shareholders.

If GAMCO proceeds with the solicitation of proxies or nominates Messrs. Lisman, Blazek, and Liebau for election as directors at the Annual Meeting, you will receive an opposing proxy statement and proxy card or other proxy solicitation materials from GAMCO. We are not responsible for the accuracy of any information provided by or related to GAMCO contained in any proxy solicitation materials filed or disseminated by, or on behalf of, GAMCO or any other statements they otherwise may make.

The Board believes that the Company’s nominees best understand Myers’ strategy to focus our business on two primary segments that we have been executing over the last several years. We think the risk to introducing new directors with no knowledge or understanding of our business will potentially delay achievement of the fruits of our strategic investments over these last few years. We believe our shareholders want us to see those investments and the execution of our strategy through for their benefit. As a result, we strongly urge our shareholders NOT to sign or return any proxy card sent to you by or on behalf of GAMCO. Voting against GAMCO’s nominees on its proxy card is not the same as voting for the Board of Directors’ nominees, and a vote on GAMCO’s proxy card, even against its nominees, will revoke any WHITE proxy card previously submitted by you.

According to the information provided by GAMCO in a letter dated March 4, 2015, for which the Company disclaims any responsibility, it is the beneficial owner of 4,710,392 shares of our Common Stock as of March 2, 2015. However, according to GAMCO’s most recent Schedule 13D/A filed with the SEC on February 19, 2015, for which the Company disclaims any responsibility, it is part of a group of stockholders that together beneficially owned 6,607,410 shares of our Common Stock as of February 19, 2015. In its letter, GAMCO indicated that it intends to be present at the Annual Meeting in person or by proxy to nominate these individuals to serve as directors of the Company.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF VINCENT C. BYRD, SARAH R. COFFIN, JOHN B. CROWE, WILLIAM A. FOLEY, ROBERT B. HEISLER, JR., RICHARD P. JOHNSTON, EDWARD W. KISSEL, JOHN C. ORR, AND ROBERT A. STEFANKO BY EXECUTING AND RETURNING THE WHITE PROXY CARD OR BY FOLLOWING THE INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET. PROXIES SOLICITED BY THE COMPANY, THE CURRENT DIRECTORS, AND THE NOMINEES FOR ELECTION AS DIRECTOR WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

Director Independence.    The Board has determined that each of the following current directors and nominees are “independent” and that each of these nominees has no material relationship with us that would impact their independence: Vincent C. Byrd, Sarah R. Coffin, John B. Crowe, William A. Foley, Robert B. Heisler, Jr., Richard P. Johnston, Edward W. Kissel, and Robert A. Stefanko. Daniel R. Lee was an independent director prior to his resignation on March 13, 2015. The determination of whether a director is “independent” is based upon the Board’s review of the relationships between each director and the Company, if any, under the Company’s “Board of Directors Independence Criteria” policy adopted by the Board on April 20, 2004, as amended, and the corporate governance listing standards of the New York Stock Exchange (“NYSE”). In connection with the Board’s determination regarding the independence of each non-management director, the Board considered any transactions, relationships and arrangements as required by our independence guidelines. In particular, the Board considered the following relationships: (1) the relationship between A. Schulman, Inc. (“A. Schulman”) and the Company in connection with its independence determination of Robert A. Stefanko and concluded Mr. Stefanko met the independence requirement; and (2) the relationship between FirstEnergy Corp. (“FirstEnergy”) and the Company in connection with its independence determination of Robert B. Heisler, Jr. and concluded Mr. Heisler met the independence requirement. Mr. Stefanko is a stockholder of A. Schulman, holding less than 1% of A. Schulman’s shares of stock. In 2014, the Company purchased $229,964.46 of materials from A. Schulman during the ordinary course of operations, which is less than 1% of the annual revenues of both companies. Mr. Heisler is a shareholder and director of FirstEnergy, holding less than 1% of FirstEnergy’s shares of stock. In 2014, we purchased $4,465,124.88 of materials from FirstEnergy during the ordinary course of operations, which is less than 1% of the annual revenues of each company. All members of the Audit Committee, the Compensation Committee, and the Governance Committee were determined to be independent, and in addition, the Board determined that the members of the Audit Committee are also independent as defined in the SEC regulations.

Committees of the Board.    The Board has three standing committees, the Audit Committee, the Compensation Committee, and the Governance Committee, whose members were appointed in April 2014 following the Annual Meeting. The Board also chartered a special committee, the Capital Allocation Committee, in October 2014.

Audit Committee.    The Audit Committee is currently comprised of five independent directors: Robert A. Stefanko (Chairman and Presiding Director), Richard P. Johnston, Edward W. Kissel, Sarah R. Coffin and Robert B. Heisler, Jr. Daniel R. Lee was a member of the Audit Committee, however, as noted above, Mr. Lee resigned from the Board, and therefore the Audit Committee, on March 13, 2015. The functions of the Audit Committee, which met seven times in 2014, are to: (1) engage the independent registered public accounting firm, (2) approve all audit and related engagements (audit and non-audit), (3) review the results of the audit and interim reviews, (4) evaluate the independence of the independent registered public accounting firm, (5) review with the independent registered public accounting firm the financial results of the Company prior to their public release and filing of reports with the SEC, (6) direct and supervise special investigations and (7) oversee our accounting, internal accounting controls and auditing matters reporting hotline (discussed below) and our corporate compliance program. The Audit Committee also has oversight of our system of internal auditing functions and controls, as well as our internal control procedures. None of our Audit Committee members serve on more than two other public company audit committees.

The Board has identified Robert A. Stefanko and Robert B. Heisler, Jr. as the Audit Committee “financial experts”.

Compensation Committee.    The Compensation Committee establishes and administers the Company’s policies, programs and procedures for compensating its executive officers and directors. The Compensation Committee has the authority to retain outside consultants regarding executive compensation and other matters. The Compensation Committee, which met six times in 2014, is currently comprised of five independent directors: Vincent C. Byrd (Chairman and Presiding Director), Robert A. Stefanko, John B. Crowe, William A. Foley, and Sarah R. Coffin.

Corporate Governance and Nominating Committee.    The Governance Committee is responsible for, among other things, evaluating new director candidates and incumbent directors, and recommending nominees to serve on the Board as well as members of the Board’s committees to the independent directors of the Board. The Governance Committee is also responsible for recommending and monitoring participation in continuing education programs by the members of the Board. The Governance Committee, which met five times in 2014, is currently comprised of five independent directors: Edward W. Kissel (Chairman and Presiding Director), John B. Crowe, Richard P. Johnston, Robert B. Heisler, Jr., and William A. Foley.

Capital Allocation Committee.    The Capital Allocation Committee is a special committee chartered by the Board to evaluate and consider capital allocation alternatives, strategies and priorities of the Company and to make recommendations to the Board regarding capital allocation. The Capital Allocation Committee, which met once in 2014, is currently comprised of three independent directors: Vincent C. Byrd, Robert B. Heisler, Jr., and William A. Foley. Mr. Lee was Chairman and Presiding Director of the Capital Allocation Committee, however, as noted above, Mr. Lee resigned from the Board, and therefore the Capital Allocation Committee, on March 13, 2015.

Committee Charters and Policies.    The Board has adopted written charters for the Audit Committee, the Compensation Committee, Governance Committee, and the Capital Allocation Committee. Each Committee reviews and evaluates the adequacy of its charter at least annually and recommends any proposed changes to the Board for approval. Each of the written charters and policies of the Audit Committee, the Compensation Committee, and the Governance Committee are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersind.com.

Board Role in Risk Oversight.    The Board annually reviews the Company’s strategic plan, which addresses, among other things, the risks and opportunities facing the Company. The Board also has overall responsibility for executive officer succession planning and reviews succession plans each year. Certain areas of oversight are delegated to the relevant Committees of the Board and the Committees regularly report back on their deliberations. This oversight is enabled by reporting processes that are designed to provide visibility to the Board about the identification, assessment, monitoring and management of enterprise-wide risks. In May 2014, management conducted its most recent enterprise-wide risk assessment of the Company and each of its business segments, and in August 2014 presented the assessment to the Board for review. The focus of this assessment included a review of strategic, financial, operational, compliance and technology objectives and risks for the Company. In addition, on an ongoing basis: (a) the Audit Committee maintains primary responsibility for oversight of risks and exposures pertaining to the accounting, auditing and financial reporting processes of the Company; (b) the Compensation Committee maintains primary responsibility for risks and exposures associated with oversight of the administration and implementation of our compensation policies; and (c) the Governance Committee maintains primary responsibility for risks and exposures associated with corporate governance and succession planning.

Board Attendance.    There were a total of thirteen regularly scheduled and special meetings of the Board of Directors in 2014. During 2014, all directors attended at least 75% of the aggregate total number of the meetings of the Board and Committees on which they served. In 2014, all of our directors attended our Annual Meeting. Although we do not have a formal policy requiring directors to attend the Annual Meeting, our directors are encouraged to attend.

Interested Parties’ Communications with the Board of Directors.    Our Board provides the following methods for interested parties and shareholders to send communications to a director, to a Committee of the Board, to the non-management directors, or to the Board:

Written Communication.    Interested parties may send such communications by mail or courier delivery addressed as follows: Board of Directors (or Committee Chairman, Board Member or Non-Management Directors, as the case may be), c/o Greggory W. Branning, Corporate Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301. All communications directed to the “Board of Directors” or to the “Non-Management Directors” will be forwarded unopened to the Chairman of the Governance Committee. The Chairman of the Governance Committee in turn determines whether the communications should be forwarded to the appropriate members of the Board and, if so, forwards them accordingly. For communications addressed to a particular director or the Chairman of a particular Committee of the Board, however, the Corporate Secretary will forward those communications, unopened, directly to the person or Committee Chairman in question.

Toll Free Hotline.    In 2003, the Audit Committee established a “hotline” for receiving, retaining and treating complaints from any interested party regarding accounting, internal accounting controls and auditing matters, and procedures for the anonymous submission of these concerns. The hotline is maintained by a company which is independent of Myers. Interested parties may also use this hotline to communicate with the Board. Any interested party may contact a director, a Committee of the Board, the non-management directors, or the Board through the toll free hotline at (877) 285-4145. The hotline is available worldwide, 24 hours a day, seven days a week. Note that all reports made through the hotline are directed to either or both the Chairman of the Audit Committee and the Corporate Secretary. We do not permit any retaliation of any kind against any person who submits a complaint or concern under these procedures.

Shareholder Nominations of Director Candidates.

Shareholder Recommendation Policy.    The Governance Committee will consider individuals for nomination to stand for election as a director who are recommended to it in writing by any of our shareholders that strictly follow the procedures outlined in the next paragraph below and that send a signed letter of recommendation to the following address: Corporate Governance and Nominating Committee, c/o Mr. Greggory W. Branning, Chief Financial Officer, Senior Vice President and Corporate Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301.

Recommendation letters must certify that the person making the recommendation is a shareholder of the Company (including the number of shares held as of the date of the recommendation), and further state the full name and address of the proposed nominee as well as a biographical history setting forth past and present directorships, employment, occupations and civic activities for at least the past five years. Any such recommendation should be accompanied by a signed written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director. The letter must also include a signed written statement that the nominating shareholder and the candidate will make available to the Governance Committee all information reasonably requested in furtherance of the Governance Committee’s evaluation. The letter must be received before the close of business on or before November 15th of the year prior to our next annual meeting of shareholders.

The Governance Committee reviews and evaluates individuals for nomination to stand for election as a director who are recommended to the Governance Committee in writing by any of our shareholders pursuant to the procedures outlined in the paragraph above on the same basis as candidates who are suggested by our current or past directors, executive officers, or other sources, which may, from time-to-time, include professional search firms retained by the Governance Committee. In considering individuals for nomination to stand for election, the Governance Committee will consider: (1) the current composition of the Board of Directors and how it functions as a group; (2) the talents, personalities, strengths, and weaknesses of current directors; (3) the value of contributions made by individual directors; (4) the need for a person with specific skills, experiences or background to be added to the Board; (5) any anticipated vacancies due to retirement or other reasons; and (6) other factors which may enter into the nomination decision.

When considering an individual candidate’s suitability for the Board, the Governance Committee will evaluate each individual on a case-by-case basis. The Governance Committee does not prescribe minimum qualifications or standards for directors, however, the Governance Committee looks for directors who have personal characteristics, educational backgrounds and relevant experience that would be expected to help further the goals of both the Board and the Company. In addition, the Governance Committee will review the extent of the candidate’s demonstrated excellence and success in his or her chosen business, profession, or other career and the skills and talents that the candidate would be expected to add to the Board. The Governance Committee may choose, in individual cases, to conduct interviews with the candidate and/or contact references, business associates, other members of boards on which the candidate serves or other appropriate persons to obtain additional information. The Governance Committee will make its determinations on whether to nominate an individual candidate based on the Board’s then-current needs, the merits of that candidate and the qualifications of other available candidates.

Shareholder Nomination Policy.    In accordance with our Amended and Restated Code of Regulations, a shareholder may directly nominate a candidate for election as a director of the Company only if written notice of such intention is received by the Corporate Secretary not less than sixty (60) days nor more than ninety (90) days prior to the date of such annual meeting of shareholders or special meeting of shareholders for the election of directors. In the event that the date of such meeting to elect directors is not publicly disclosed at least seventy (70) days prior to the date of such meeting, written notice of such shareholder’s intent to nominate a candidate must be received by the Corporate Secretary not later than the close of business on the tenth (10th) day following the date on which notice of such meeting is first provided to the shareholders. A shareholder wishing to directly nominate an individual to serve as a director must follow the procedure outlined in Article I, Section 12 of our Amended and Restated Code of Regulations, titled “Advance Notice of Director Nomination” and then send a signed letter of nomination to the following address: Corporate Governance and Nominating Committee, c/o Mr. Greggory W. Branning, Corporate Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301. Our Amended and Restated Code of Regulations is available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersind.com.

On February 19, 2015, GAMCO amended its Schedule 13D relating to the Company disclosing that it had sent a letter to the Company recommending three individuals, Philip T. Blazek, F. Jack Liebau, Jr., and Bruce M. Lisman, for nomination for election as directors of the Company at the Annual Meeting. GAMCO indicated that it intends to be present in person or by proxy at the Annual Meeting to nominate these individuals.

Corporate Governance Policies.

Implementation.    The Board of Directors has implemented the corporate governance initiatives required by the NYSE rules and the Sarbanes-Oxley Act of 2002. These initiatives include, among others, “Corporate Governance Guidelines” and a “Code of Business Conduct and Ethics” for the Company’s directors, officers and employees. These corporate governance policies and procedures are discussed in various places within this Proxy Statement. In March 2011, the Board incorporated a director resignation policy into its Corporate Governance Guidelines. Pursuant to this director resignation policy, in an uncontested election, any incumbent director who receives a greater number of votes “Withheld” or “Against” his or her election than votes “For” his or her election (and with respect to such incumbent director’s election at least 25% of the Company’s shares outstanding and entitled to vote thereon were “Withheld” or voted “Against” the election of such director) shall submit an offer of resignation to the Board of Directors. The Governance Committee will then recommend to the Board whether to accept or reject any tendered resignations, and the Board will decide whether to accept or reject such tendered resignations. The Board’s decision will be publicly disclosed in a Current Report on Form 8-K filed with the SEC. If an incumbent director’s tendered resignation is rejected, then he or she will continue to serve until his or her successor is elected, or until his or her earlier resignation, removal from office, or death. If an incumbent director’s tendered resignation is accepted, then the Board will have the sole discretion to fill any resulting vacancy to the extent permitted by the Company’s Amended and Restated Code of Regulations.

Availability of Corporate Governance Policies.    Each of our corporate governance policies is available on the “Corporate Governance” page accessed from the “Investor Relations” page of our website at www.myersind.com.

Code of Ethics.    We have a “Code of Business Conduct and Ethics” which incorporates a “Code of Ethical Conduct for the Finance Officers and Finance Department Personnel”, which embodies our commitment to ethical and legal business practices, as well as satisfying the NYSE requirements to implement and maintain such policies. The Board expects all of our officers, directors and other members of our workforce to act ethically at all times. This policy is available on our website at www.myersind.com on the “Corporate Governance” page accessed from the “Investor Relations” page.

Stock Ownership Guidelines.    In 2010, we implemented, and in January of 2013 we amended, our “Stock Ownership Guidelines” whereby our executive officers and non-employee directors are expected to hold a specified amount of our Common Stock. The Chief Executive Officer is expected to hold an investment position in our Common Stock equal to five times his annual base salary. The Chief Financial Officer is expected to hold an investment position equal to three times his respective annual base salary. The non-employee Directors are expected to hold five times their annual cash Board retainer in our Common Stock. The executive officers and non-employee directors have five years from the effective date of the guidelines to attain the ownership requirement. These “Stock Ownership Guidelines” are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersind.com.

Board Member Recruiting Guidelines.    In March 2011, the Governance Committee adopted Board Member Recruiting Guidelines that outline the process for existing Board members to nominate potential director candidates to the Governance Committee. These recruiting guidelines are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersind.com.

Executive Sessions of the Board.    Effective in December 2002, the Board adopted a policy requiring the non-management directors, both as to the Board and in their respective Committees, to meet regu-

larly in executive session without any management personnel or employee directors present. During 2014, the Board and each Committee met regularly in executive session as follows: Board, seven times; Audit Committee, six times; Compensation Committee, four times; and the Governance Committee, four times. The Capital Allocation Committee did not meet in executive session during 2014.

Independent Chairman.    Effective in October 2009, the Board appointed Richard P. Johnston independent Chairman of the Board. The Company believes this leadership structure is appropriate for the Company as it further aligns the interests of the Company and our shareholders by ensuring independent leadership of the Board. The independent Chairman serves as a liaison between our directors and our management and helps to maintain open communication and discussion by the Board. Duties of the Chairman are specified in the Charter of the Chairman of the Board of Directors, adopted October 28, 2009, and include serving in a presiding capacity, coordinating the activities of the Board, and such other duties and responsibilities as the Board may determine from time-to-time. This charter is available on our website at www.myersind.com on the “Corporate Governance” page accessed from the “Investor Relations” page.

Presiding Directors.    The independent directors reported that in 2014 they selected Presiding Directors to preside during executive sessions. The Chairman of the Governance Committee acts as the Presiding Director for the executive sessions of the Board, and the Chairman of each Committee was selected as the Presiding Director for the executive sessions of the applicable Committee of the Board.

Anonymous Reporting.    The Audit Committee maintains procedures, including a worldwide telephone “hotline”, which allows employees and interested parties to report any financial or other concerns anonymously as further detailed under “Interested Parties’ Communications with the Board of Directors” above.

Annual Board and Committee Self-Assessments.    In 2004, the Board, through the Governance Committee, instituted annual self-assessments of the Board, as well as of the Audit Committee, the Compensation Committee, and the Governance Committee, to assist in determining whether the Board and its Committees are functioning effectively. In early 2014, the Board and each of its Committees conducted the self-evaluations and discussed the results of the self-evaluations.

Clawback Policy.    In March 2015, the Company adopted a Clawback Policy which provides for the recoupment of certain incentive compensation in the event of an accounting restatement resulting from material noncompliance (whether or not based upon misconduct) with financial reporting requirements under the federal securities laws. The Clawback Policy is administered by the Compensation Committee and applies to current and former executive officers and such other employees who may from time to time be deemed subject to the policy by the Compensation Committee.

NYSE and SEC Certifications.    In 2014, we submitted to the NYSE an unqualified Section 12(a) certification by our Chief Executive Officer. Further, each applicable filing with the SEC contained the Section 302 and 906 Certifications of both our Chief Executive Officer and Chief Financial Officer.

Director Compensation.     Currently, the annual retainer for non-employee directors is $40,000. In addition, Committee members receive $10,000 per year per Committee of the Board. The Chairman of the Audit Committee and Chairman of the Compensation Committee each receive an additional $8,000 per year. The Chairman of the Governance Committee receives an additional $4,000 per year. The Chairman of the Board receives an additional annual retainer of $20,000. Directors who are employees of the Company do not receive the annual retainer.

Under our 2008 Incentive Stock Plan, each non-employee director who holds such position on the date of the annual meeting of the shareholders and has been a director for the entire period since the annual meeting of shareholders of Myers that was held in the immediately preceding calendar year will be awarded annually, on the date of the annual meeting of shareholders, shares of our Common Stock valued at $60,000 on such date. A director may elect to receive an equivalent number of stock units rather than shares of common stock, with payment to be made with respect to such stock unit when such director ceases to be a member of the Board.

In 2014, the Compensation Committee engaged a compensation consultant who conducted an assessment of the market competitiveness of the Company’s non-employee director compensation program. In conducting the assessment, the compensation consultant reviewed data from a comparable group of companies. The results of this assessment were considered by the Compensation Committee and reflected that the Company’s non-employee director compensation was below market. In March 2015, based upon a recommendation by the Compensation Committee, the Board approved an increase in the annual retainer for non-employee directors to $52,500 and a change in the annual retainer for the Chairman of the Board to $60,000 (including committee fees). In addition, non-employee directors will now receive shares of our Common Stock valued at $75,000 on the date of the annual meeting of shareholders as described above. These increases will go into effect on April 24, 2015.

Our Amended and Restated Code of Regulations provides that we will indemnify, to the fullest extent then permitted by law, any of our directors or former directors who was or is a party or is threatened to be made a party to any matter, whether civil or criminal, by reason of the fact that the individual is or was a director of the Company, or serving at our request as a director of another entity. We have entered into indemnity agreements with each of our directors contractually obligating us to provide such protection. We also currently have in effect director and officer insurance coverage.

The following table shows the compensation paid to each of the non-employee directors during fiscal 2014. Mr. Orr, who is our President and Chief Executive Officer, does not receive any additional compensation for his services as a director.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

FOR FISCAL 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Vincent C. Byrd(1)	58,000	60,009	—	—	—	—		118,009
Sarah R. Coffin	60,000	60,009	—	—	—	—		120,009
John B. Crowe	60,000	60,009	—	—	—	—		120,009
William A. Foley	60,000	60,009	—	—	—	—		120,009
Robert B. Heisler, Jr.	60,000	60,009	—	—	—	—		120,009
Richard P. Johnston(7)	90,000	60,009	—	—	—	25,549	(6)	175,558
Edward W. Kissel(2)	64,000	60,009	—	—	—	—		124,009
Daniel R. Lee	40,000	60,009	—	—	—	—		100,009
Robert A. Stefanko(3)	68,000	60,009	—	—	—	—		128,009

(1)	Mr. Byrd served as the Chairman and Presiding Director of the Compensation Committee.

(2)	Mr. Kissel served as the Chairman and Presiding Director of the Governance Committee.

(3)	Mr. Stefanko served as the Chairman and Presiding Director of the Audit Committee.

(4)

Stock Award amounts shown in this Non-Employee Director Compensation Table do not reflect compensation actually received by the directors. The amounts shown reflect the fair market value of 3,011 shares of common stock awarded to the non-employee directors on April 25, 2014. Ms. Coffin, Mr. Foley, Mr. Heisler, Mr. Kissel and Mr. Stefanko each deferred the receipt of common stock for their Stock Award for fiscal 2014, and instead received Stock Units. On the date that the Director ceases to be a member of the Board for any reason whatsoever, or as soon thereafter as is reasonably practical, the Company shall make a payment to the Director of one Share for every Stock Unit then held by such Director as payment with respect to each such Stock Unit.

(5)

No stock option awards were provided to the non-employee directors in 2014. The number of stock options held by the directors at December 31, 2014 was as follows: Mr. Byrd (0), Ms. Coffin (0), Mr. Crowe (0), Mr. Foley (0), Mr. Heisler (0), Mr. Johnston (2,500), Mr. Kissel (5,000), Mr. Lee (0) and Mr. Stefanko (0).

(6)

The amount of $25,549 for Mr. Johnston reflects an annual pension benefit that he is entitled to under the terms of an employment agreement with our subsidiary Buckhorn Inc. He resigned as an employee in 1990. The pension benefits commenced under the employment agreement following his resignation.

(7)	Mr. Johnston served as Chairman of the Board.

Risk Assessment of Compensation Practices.    In establishing compensation policies and practices for all of our employees, we utilize a balanced mix of salary, bonus and, in some cases, equity-based compensation that supports the enhancement of revenue, earnings and cash performance of the Company for our shareholders without creating undue risk. Under our long term incentive program adopted in 2010 (the “LTIP”), we utilize a blend of stock options, service-based awards and performance-based awards with a greater emphasis on performance-based awards than service-based awards that we believe will further align the interests of our employees with those of our shareholders. Our risk oversight and overall compensation structure has features that guard against excessive risk taking, including:

•

Our Board’s and its Committees’ role in risk oversight, including internal control over financial reporting and other strategic, financial, operational, compliance and technology policies and practices (see the section titled “Board’s Role in Risk Oversight” above for a complete description);

•	Diversified nature of our business segments with respect to industries and markets served, products and services sold, and geographic footprint;

•	Establishment and annual review of base salaries to be consistent with an employee’s responsibilities;

•	Determination and award of incentive awards based on a review of a variety of indicators of performance that diversifies the risks associated with any single indicator of performance;

•

A mixture of fixed and variable, annual and long-term, and cash and equity compensation are provided to our employees to encourage strategy and actions that are in the long-term interests of the Company and our shareholders; and

•	Awards of incentive compensation with performance vesting criteria to reward employees for driving sustainable, profitable growth for shareholders.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis.

Executive Summary:

Our executive pay program is managed by the Compensation Committee. The role of the Compensation Committee is to oversee our executive pay plans and policies, administer our stock plans and annually review and make recommendations to the Board for all pay decisions relating to our executives, including the Named Executive Officers (“NEOs”):

•	John C. Orr, President and Chief Executive Officer

•	Greggory W. Branning, Chief Financial Officer, Senior Vice President and Corporate Secretary

Messrs. Orr and Branning are our only NEOs.

As shareholders consider the effectiveness of our executive pay program for our NEOs in the most recent year and their support of our executive pay program, they should take into account the following:

•

The Company’s financial position remains solid, with a strong balance sheet and financial liquidity to pursue strategic goals which enhance shareholder value. In 2014, cash flow provided by continuing operations was $52.1 million and as of December 31, 2014, there was $158.6 million available for borrowing under our loan agreement.

•	The base salary for Mr. Orr was subject to an increase of approximately 3.2% and the base salary for Mr. Branning was subject to an increase of approximately 10%.

•

We continue to utilize a long-term incentive portfolio of options, service-based restricted stock units, and long-term cash incentives tied to financial results to provide greater reward balance, more effectively manage share dilution and offer us greater flexibility to reward for long-term results.

•	We have several pay practices and policies that are in the best interests of our shareholders, including modest perquisites, limited executive retirement benefits, and stock ownership guidelines.

•	We concluded that our pay programs do not encourage excessive or unnecessary risk taking.

•

Finally, we believe the pay actually earned by our Chief Executive Officer has been aligned with the Company’s total shareholder return performance. The realized pay of our Chief Executive Officer (salary, actual bonuses, long-term performance cash earned, options exercised, stock vested, and all other compensation) and unrealized pay (the value of outstanding equity awards and in-cycle cash performance awards at target) aligned closely with total shareholder return.

Realized and Unrealized Compensation

	2012	2013	2014
Total Value	$9,196	$16,667	$12,758
Realized Compensation[1]	$2,897	$3,632	$4,029
Unrealized Compensation[2]	$6,298	$13,035	$8,729
Indexed TSR	125	178	153
1-Year TSR	25.3%	42.4%	-14.3%

[1]	Includes salary, bonus, options exercised, stock vested, and all other compensation

[2]	Includes outstanding equity awards and in-cycle long-term cash at target

The remainder of this report provides details of each of these conclusions and examines our pay philosophy and objectives, the process used to set pay for 2014, the elements of pay awarded and other policies affecting our executive pay program.

Pay Philosophy and Practices.

Our success depends largely on the contributions of motivated, focused and energized executives all working to achieve our strategic objectives. The Compensation Committee and senior management, with assistance from our independent compensation advisor, develop competitive pay programs for our executives and we follow the basic tenets set forth below:

What We Do:

•	Pay for Performance

•	Reasonable Post-Employment/Change in Control Provisions

•	Double Trigger Change in Control Provisions

•	Modest Perquisites

•	Share Ownership Guidelines

•	Independent Compensation Advisors

•	Tally Sheets to Evaluate and Monitor NEO Compensation

•	Clawback Policy

What We Don’t Do:

•	Enter into Employment Contracts

•	Offer Tax Gross-Ups

•	Reprice Underwater Options

•	Allow Cash Buyouts of Underwater Options

•	Permit Short Sales by Executive Officers or Directors

Process Used to Set Pay for 2014.

Interactions between multiple parties established our executive pay program for 2014:

•	Compensation Committee;

•	Senior management;

•	Independent compensation advisor; and

•	Outside advisors, including legal counsel.

Role of Compensation Committee:

Five independent directors comprise our Compensation Committee, which is responsible for establishing and administering our compensation policies, programs and procedures. In dispensing its duties, the Compensation Committee may request information from senior management regarding the Company’s performance, pay and programs to assist it in its actions. Moreover, the Compensation Committee has the authority to retain outside advisors as needed to assist it in reviewing and modifying the Company’s programs and providing competitive pay levels and terms. In arriving at its decision on executive compensation, the Compensation Committee takes into account the shareholder “say-on-pay” vote at the previous annual meeting of shareholders.

The Compensation Committee annually reviews and establishes the goals used for our incentive plans. In addition, it annually assesses the performance of the Company and the Chief Executive Officer. Based on this evaluation, the Compensation Committee then recommends the Chief Executive Officer’s compensation for the next year to the Board for its consideration and approval. In addition, the

Compensation Committee reviews the Chief Executive Officer’s compensation recommendations for the Chief Financial Officer, providing appropriate input and approving final awards. Finally, the Compensation Committee provides guidance and final approval to the Chief Executive Officer with regard to the determination of the compensation of other key executives.

Role of Senior Management:

The Company’s management serves in an advisory or support capacity as the Compensation Committee carries out its charter. Typically, the Company’s Chief Executive Officer participates in meetings of the Compensation Committee. The Company’s Chief Financial Officer may participate as necessary or at the Compensation Committee’s request. The NEOs normally provide the Compensation Committee with information regarding the Company’s performance as well as information regarding executives who participate in the Company’s various plans. Such data is usually focused on the executives’ historical pay and benefit levels, plan costs, context for how programs have changed over time and input regarding particular management issues that need to be addressed. In addition, management normally furnishes similar information to the Compensation Committee’s independent compensation advisor.

Management provides input regarding the recommendations made by outside advisors or the Compensation Committee. Management implements, communicates and administers the programs approved by the Compensation Committee, reporting back to it any questions, concerns or issues.

The Chief Executive Officer annually evaluates the performance of the Company and the Chief Financial Officer. Based on his evaluation, he provides the Compensation Committee with his recommendations regarding the pay for the Chief Financial Officer for its consideration, input and approval. The Compensation Committee, in turn, authorizes the Chief Executive Officer to establish the pay for the Company’s other executives based on terms consistent with those used to establish the pay of the NEOs. Members of management present at meetings when pay is discussed are recused from such discussions when the Compensation Committee focuses on their individual pay.

Role of Independent Compensation Advisor:

In 2014, the Compensation Committee engaged Exequity, LLP (“Exequity”) to assist the Compensation Committee. The Compensation Committee has the authority to retain Exequity or to engage other independent advisors and compensation consultants to assist in carrying out its responsibilities. Exequity’s lead consultant reported directly to the Compensation Committee Chairman, who approved Exequity’s work plan. In addition, the lead consultant interacted with management as needed to complete the work requested by the Compensation Committee. Exequity did not provide other services to the Company during 2014 and received no compensation other than with respect to the services provided to the Compensation Committee.

To support the Compensation Committee’s decisions with respect to NEO compensation in 2014, Exequity provided information regarding how other companies in a broader general industry survey peer group compensate its NEOs. The general industry companies were selected based on the following parameters (1) participant in the Equilar Top 25 Survey, (2) publicly-traded U.S.-based companies with a focus on manufacturing (and other asset-based companies), and (3) size appropriate companies with revenues with a range of roughly one-half to two times the Company’s revenue with median revenues for the group near the Company’s revenue. The general industry peer group was reviewed by management and approved by the Compensation Committee and included the following companies:

Apogee Enterprises, Inc.	Libbey Inc.
Barnes Group Inc.	Lululemon athletica inc.
Coherent, Inc.	Neenah Paper, Inc.
Deckers Outdoor Corporation	ResMed Inc.
ESCO Technologies Inc.	TriMas Corporation
Ethan Allen Interiors Inc.	West Pharmaceutical Services, Inc.
Graco Inc.	Zep Inc.
Integra LifeSciences Holdings Corporation

Based on this information, Exequity offered its recommendations for the NEOs’ pay program for 2014 and presented them in meetings and conference calls with the Compensation Committee. Exequity also reviewed the Company’s 2014 proxy statement.

Myers believes its practices are consistent with the practices for other companies of its size, reflects best practices regarding the governance of executive pay programs and reflects the executive pay program’s objectives of delivering competitive and appropriate pay aligned with our shareholders’ interests.

The work of Exequity has not raised any conflicts of interest.

Elements of Pay for 2014.

The basic elements of our compensation package include:

•	Base salary;

•	Annual bonus opportunities;

•	Long-term incentives in the form of cash, options, and restricted stock units;

•	Retirement and other benefits generally available to all other Company employees; and

•	Modest executive perquisites.

Consistent with the objectives of our executive pay philosophy, we target total compensation to approximate the 50th percentile (or median) for executives in similar roles at companies of similar size and complexity. We believe targeting median pay levels is appropriate as it is sufficient to attract and retain key executives, but does not position our compensation costs out of line with other companies of similar size. Pay can vary from target levels to the degree the Company’s performance or stock price increases or decreases, affecting the value our executives realize from Myers’ annual bonus and long-term incentive awards.

While we do not have a prescribed mix of pay, the following table indicates the percentage of each NEO’s total target direct compensation that is attributable to base salary, target bonus, and long-term incentives:

Component of Pay	Mr. John C. Orr	Mr. Greggory W. Branning
Salary	21%	34%
Target Bonus	21%	23%
Long-Term Incentives	58%	43%

Base Salaries:

Base salaries are the guaranteed part of our executives’ pay. We pay base salaries to recognize the skills, competencies, experience, and individual performance an executive brings to his or her role. As a result, changes in base salary result primarily from changes in the executive’s responsibilities, an assessment of their annual performance, and our financial ability to pay base salaries and provide increases to them.

Salaries for our executives are based on the scope of their responsibilities and their relevant background, training and experience. Data on compensation practices of companies similar to ours is also considered in setting base salaries. The Compensation Committee targets base salaries at approximately the 50th percentile, but also considers an individual’s time in position, experience, performance, future potential and external market conditions. Under the terms of our NEOs’ severance agreements, their base salaries may not be materially decreased.

Based on external market conditions, company performance, and senior management’s recommendations, the Compensation Committee decided to increase the base salary of Mr. Orr by 3.2% and the base salary of Mr. Branning by 10%. This positioned the base salary between approximately the 50th and 75th percentile of the peer group for both Mr. Orr and Mr. Branning.

Annual Bonuses:

In keeping with our policy of rewarding our executive officers for performance, executives, including our NEOs, were eligible to earn annual incentives under our annual incentive plan. Bonuses under the plan increase each executive’s focus on specific short-term corporate operational goals. As a result, it balances the objectives of our other pay programs, which concentrate on individual performance (base salaries), long-term financial results, and stock price growth. Finally, annual bonuses allow us to manage fixed compensation costs, while still providing executives with competitive cash compensation consisting of salaries and bonuses.

Each year, the Compensation Committee approves a target bonus opportunity for each NEO. We intend for our target bonuses to be at least at median levels to place more emphasis on achieving annual operating results and to support more demanding annual performance objectives. For 2014, our target bonuses were 100% of salary for Mr. Orr and 70% of salary for Mr. Branning. Actual bonuses can range from 0% to 200% of target depending on actual performance, practices that are consistent with the range of annual bonus opportunities of peers and those of other companies our size. In this manner, we can reward our executives with higher levels of cash compensation for results that substantially exceed target results. Conversely, we pay relatively lower levels of cash compensation for results that fail to meet minimally acceptable standards.

Annual bonuses are based on results in two areas:

•

Earnings before interest, taxes, depreciation and amortization (“EBITDA”), as adjusted for special income and expenses approved by the Compensation Committee. In 2014, these adjustments, equaling $3.1 million, were one-time non-recurring costs incurred by the Company that were not budgeted. EBITDA results determine 50% of an NEO’s annual bonus.

•	Cash flow before capital expenditures, which determines the remaining 50% of an NEO’s bonus.

The use of EBITDA as a bonus metric focuses on our core operating profitability and is not influenced by accounting policies, significant non-operating results or other extraordinary items that can obscure our operating results. We believe consistent improvements in our operating results over time should produce value for our shareholders over the long-term. Cash flow balances the profitability focus of EBITDA by measuring our executives’ ability to manage our working capital. Moreover, it focuses our management on generating discretionary cash that can be used to invest in assets, make acquisitions, retire debt, pay dividends and re-purchase our Common Stock without disrupting operations. Cash flow is measured before capital expenditures so as to balance sound decisions on long-term capital investments with achievement of cash flow goals. Both measures are weighted equally in order to balance near-term profitability with long-term growth.

Each year, the Compensation Committee approves annual performance targets for EBITDA and cash flow. These targets are based on the annual budget developed by our senior management through vigorous bottoms-up planning, evaluation of business expectations for each business segment, customer reviews, raw material availability and pricing evaluations, SG&A considerations and general economic conditions. The annual budget is vetted and approved by the Board. Targets are established based upon a reasonable level of expected return given our performance against the annual budget. Once targets are established, the Compensation Committee sets minimum and maximum goals to appropriately reward for results that exceed or fall short of target expectations.

Performance Objective	Bonus % Target Award(1)	EBITDA ($ Millions)	Cash Flow ($ Millions)
Minimum	0%	$53.56	$26.33
Target	100%	$72.98	$43.92
Maximum	200%	$80.33	$64.50

2014 Actual Results	—	$57.90	$47.73
2014 Percentage Achievement for Each Component	—	22.4%	118.5%
Weighted Percentage	—	50%	50%
2014 Percentage Payout Weighted Bonus	70.4%	11.2%	59.2%

(1)	Bonuses for results in between performance objectives are interpolated

The range of performance associated with each measure is within the range of market practices. For 2014, actual EBITDA results were below target and while actual cash flow was above maximum, the weighted average payout percentage was below target. Based on this payout percentage and the executive’s target bonus opportunity, Messrs. Orr and Branning received a bonus of $563,563 and $189,850, respectively, for 2014. Each of these cash bonuses was paid early in March of 2015.

Long-Term Incentives:

The 2008 Incentive Stock Plan provides us with flexibility to grant stock options, stock appreciation rights, performance awards, restricted stock, stock units, and other forms of equity-based awards. These awards are consistent with our goal of motivating and rewarding our executive officers for increasing shareholder value and promote our long-term interests by aiding the retention of high-quality executives. Our use of long-term incentives reflects the belief that a significant component of executive compensation should be at risk where the amount earned depends on achieving Company performance objectives designed to enhance shareholder value. Finally, long-term incentives in the form of stock help build executive stock ownership, consistent with our stock ownership objectives more fully described in the section titled “Stock Ownership Guidelines” and strengthen the alignment with our shareholders’ interests.

For long-term incentives, the Board awarded a blend of stock options, service-based restricted stock units, and performance-based long-term cash incentives. This approach provides reward balance with each element designed to meet specific reward objectives:

•

Stock options align our executives’ interests with those of our shareholders because options only produce rewards to our executives if our stock price increases after options are granted. We believe options are performance-based awards, because the stock price appreciation that produces gains to the executive can only be achieved by improvements in the Company’s operating and financial results. In addition, options help build executive ownership.

•

Service-based restricted stock unit grants help in attracting and retaining our key executives. Restricted stock units also tie our executives to the total returns earned by our investors — through dividend equivalent rights as well as stock price appreciation.

•

Long-term cash incentives reward our executives for achieving financial goals over a multi-year period. Moreover, the use of cash helps us to more effectively manage the shares available for use under our 2008 Incentive Stock Plan, reduces dilution of our shareholders’ interests and provides our executives competitive long-term incentive opportunities. In addition, the use of cash provides our executives a means to pay for taxes associated with their long-term awards, helping them retain more of the shares received as options and restricted units.

Our long-term incentives target 50th percentile values for executives in similar roles at companies of similar size. Once target values are developed, awards for each long-term element are based on an individual’s position, experience, future potential, organizational level, scope of responsibilities, their ties to long-term results, and any special attraction and retention needs. For the NEOs, the Compensation Committee aimed to strike a balance between the three elements while emphasizing performance-based elements (options and long-term cash incentives) over service-based ones (restricted stock units). For Messrs. Orr and Branning, 35% of their target value was delivered in the form of stock options, 35% in the form of target long-term cash incentives and 30% as service-based restricted stock units.

To strengthen the awards’ long-term ties to performance as well as to help retain our executives, long-term incentives vest or are earned over several years. For example, stock options vest ratably on the first three anniversaries of the grant and are exercisable within ten years following their grant, consistent with our historical terms for option grants. Service-based restricted stock unit grants vest ratably over a three year period, are tied to continued service, and provide a strong device for retaining our executives. Finally, long-term cash incentives are based on the achievement of pre-established objectives over a three-year period.

Long-term cash incentives are based on our average return on invested capital (“ROIC”) for the three-year period beginning in 2014 and ending in 2016. ROIC equals our earnings before interest and taxes (“EBIT”) divided by our total invested capital (net long term debt and shareholders’ equity). In our view, ROIC holds our management accountable for all capital invested in the Company. Moreover, it represents an appropriate measure for a capital intensive business like ours. It also balances the measures used in our annual bonus plan. Finally, we believe that ROIC achievement is aligned with our stock price performance.

For the three-year period ending in 2016, the Company established three-year average ROIC performance objectives and the method for determining their corresponding awards, which are as follows:

Return on Invested Capital (ROIC):	Calculation of Award (Percentage of Target Award):
Less than 8%	0%

8%	50%

8.01%-12.99%	The amount, expressed as a percentage, determined by dividing (x) the ROIC by (y) 10%

13%	100%

13.1%-17.99%	100%, plus the amount, expressed as a percentage, determined by dividing (x) the number of percentage points (not to exceed 5 percentage points) by which the ROIC exceeds 10% by (y) 5%

18% or more	200%

Target ROIC performance reflects the Compensation Committee’s view of an appropriate benchmark based on the Company budget presented to the Committee by management. The Compensation Committee has raised the target in the preceding years in order to challenge management to continuously strive for improvement in order to reach certain award targets.

For the three-year period ending in 2014, the three-year average ROIC performance objectives and the method for determining their corresponding awards are as follows:

Return on Invested Capital (ROIC):	Calculation of Award (Percentage of Target Award):
Less than 5%	0%
5%	50%

5.01%-9.99%	The amount, expressed as a percentage, determined by dividing (x) the ROIC by (y) 10%

10%	100%

10.1%-14.99%	100%, plus the amount, expressed as a percentage, determined by dividing (x) the number of percentage points (not to exceed 5 percentage points) by which the ROIC exceeds 10% by (y) 5%

15% or more	200%

In 2012, the Compensation Committee approved a target award amount of $420,000 for Mr. Orr. For the three-year period ending in 2014, the Company achieved a three-year average ROIC of 14.23%. The resulting payouts were adjusted to account for discontinued operations, to exclude the Company’s 2014 acquisition of Scepter, and to account for special income and expenses approved by the Compensation Committee. Based on the ROIC and the adjustments, Mr. Orr received a long-term cash incentive of $777,000, which was paid early in 2015.

Retirement and Other Benefits:

We also maintain qualified and nonqualified retirement programs to provide our executives and other employees basic life and income security needs and recognize individual contributions during their career with Myers. The NEOs participate in our qualified retirement plan (a tax-qualified 401(k) Plan, pursuant to which all participants are eligible to receive matching contributions from the Company) on the same terms as all of our other employees.

NEOs also participate in our Supplemental Executive Retirement Plan (“SERP”). The SERP was adopted to replace retirement benefits lost because of regulatory limits associated with qualified plans, provide retirement benefits for our NEOs comparable to that of other employees who are not constrained by regulatory limits, offer more competitive benefits to newly appointed senior executives, and enhance the retention and recruitment of high-quality executives. The SERP provides additional pension benefits to a select group of management. The annual supplemental pension benefit is payable for ten years commencing at the earlier of retirement or termination. Credit for years of service under the SERP may also be awarded to a participant at the discretion of the Compensation Committee. As part of their respective employment arrangements, Messrs. Orr and Branning were provided with an annual SERP benefit up to $325,000 and $50,000, respectively, payable for ten years commencing at the earlier of retirement or termination.

NEOs also participate in broad-based benefit plans that are available to all employees, including health insurance and life and disability insurance. Executives’ benefits are not tied to individual or Company performance, which is the same approach used for other employees. Moreover, changes to executives’ benefits reflect the changes to the benefits of other employees.

Executive Perquisites:

The Company’s executive perquisites are modest relative to the general practices of other companies. These rewards are not tied to individual or Company performance. While we believe these benefits are modest, they are highly valued by recipients, have limited cost, are part of a competitive reward program, and help in attracting and retaining the best executives.

In 2014, Mr. Orr received a Company provided car plus reimbursement for related expenses. NEOs also are able to use the Company’s country club membership, but at their own expense. In addition, NEOs are eligible for an annual physical examination. NEOs are responsible for paying the income taxes associated with these benefits and are not grossed-up by the Company.

Other Policies and Practices.

•

Timing of Equity Grants and Grant Price.    Option grants and other equity incentives are generally awarded during the first Compensation Committee meeting of the fiscal year, normally in late February or early March. This meeting is normally set more than a year in advance, limiting our ability to time the market for equity awards. The value of any such grants is determined by the closing price of our stock on the NYSE on the date that the Board approves such grants. In addition, from time-to-time during the year, the Compensation Committee may make grants to a new employee or, in rare circumstances, to a current employee. In such cases, the value of the grants is based on the closing price of our stock on the NYSE on the date such grants are approved by the Board.

•

Stock Ownership Guidelines:    A key objective of our pay program in general and our long-term incentive awards in particular is to encourage and build stock ownership. As a result, we adopted stock ownership guidelines that are common at other companies. These guidelines were adopted in the fall of 2010 and amended in January 2013 and require Mr. Orr to own shares that are equal to five times his base salary. Mr. Branning is required to own shares equal to three times his base salary. NEOs have five years from the effective date of the guidelines to achieve their ownership targets. In determining stock ownership, we count shares owned outright, including shares owned jointly with a spouse or separately by a spouse and/or children that share the NEO’s household, vested and unvested restricted stock and restricted stock unit awards, and vested stock options.

•

Accounting and Tax Considerations:    We intend annual cash incentive amounts and our long term cash incentive amounts to be fully deductible for federal income tax purposes under Section 162(m). In order to achieve this we establish an annual Incentive Bonus Plan Pool against which payouts may be made. In 2013, our shareholders approved the Performance Bonus Plan which is designed to permit us to grant incentive awards that may qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code.

Pay Decisions for 2015.

In March 2015, the Compensation Committee met to approve the Company’s executive incentive pay program for NEOs for 2015. The pay program reflects many of the same elements used in 2014, as described below.

•	Target bonus opportunities were unchanged;

•	Bonuses remained tied to achieving budgeted EBITDA and cash flow;

•

A revised mix of options, service-based stock units and long-term cash incentives for the NEOs to be delivered as follows: 30% in the form of stock options, 45% in the form of target long-term cash incentives and 25% as service-based restricted stock units;

•	Long-term cash incentives remained tied to three-year ROIC.

In arriving at its decisions on executive compensation, the Compensation Committee took into account the affirmative shareholder “say-on-pay” vote at the previous annual meeting of shareholders and continued to apply the same principles in determining the amounts and types of executive compensation. The Compensation Committee referenced the peer group as disclosed for 2014 to determine the competitive pay positioning of our NEOs’ pay.

Compensation Committee Interlocks and Insider Participation.

During fiscal 2014, the following directors were members of the Compensation Committee: Vincent C. Byrd, Robert A. Stefanko, John B. Crowe, William A. Foley, and Sarah R. Coffin. None of the Compensation Committee’s members have at any time been an officer or employee of the Company. None of our NEOs serve, or in the past fiscal year have served as a member of the board of directors or compensation committee of any entity that has one or more NEOs serving on the Company’s Board or Compensation Committee.

Compensation Committee Report on Executive Compensation.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Compensation Committee, in the performance of its duties and responsibilities, has reviewed and discussed with management the information provided under the section titled “Compensation Discussion and Analysis”. Based on discussions with management and our review of the “Compensation Discussion and Analysis” disclosure, we have recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

The foregoing report has been furnished by the current members of the Compensation Committee, being:

Vincent C. Byrd, Chairman and Presiding Director, Robert A. Stefanko, John B. Crowe, William A. Foley, and Sarah R. Coffin.

Summary of Cash and Certain Other Compensation.    The following table contains certain information regarding the compensation earned, paid or payable during 2014, for services rendered to the Company and its subsidiaries during fiscal 2014, to the NEOs.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
John C. Orr,	2014	787,500	—	705,341	646,810	1,340,563	123,350	108,545	3,712,109
President & Chief	2013	762,500	—	683,851	739,312	1,895,581	123,350	114,315	4,318,909
Executive Officer	2012	737,500	—	364,824	384,540	1,703,330	—	63,332	3,253,526
Greggory W. Branning,	2014	367,500	—	150,696	138,450	189,850	—	11,564	858,060
Senior Vice	2013	340,000	—	143,269	154,406	346,977	—	100,921	1,085,573
President & Chief	2012	107,885	212,000	—	—	—	—	6,000	325,885
Financial Officer

(1)

Amounts shown do not reflect compensation actually received by the executive officers. Instead the amounts shown are reported at grant date fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification Topic 718, Compensation — Stock Compensation (referred to herein as “FASB ASC Topic 718”). The assumptions used for this calculation are fully described in the footnote titled “Stock Compensation” of the Notes to Consolidated Financial Statements under Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

(2)

Information regarding the restricted stock and stock options granted to our NEOs during 2014 are set forth in the Grants of Plan Based Awards Table for each respective year. The Grants of Plan Based Awards Table also sets forth the grant date fair value in accordance with FASB ASC Topic 718. The assumptions used for this calculation are fully described in the footnote titled “Stock Compensation” of the Notes to our Consolidated Financial Statements under Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

(3)

For 2014, the amounts set forth in this column represent (1) bonuses that were earned during 2014 and paid early in 2015, and (2) long-term cash incentives that were earned based on average return on invested capital for the three-year period beginning in 2012 and ending in 2014, which were paid early in 2015.

(4)

The amounts set forth in this column include: (a) Company contributions under our 401(k) plan and profit sharing plan earned during the respective fiscal year, but paid early in the following year; (b) dividends from vested restricted stock; and (c) perquisites and other personal benefits. The amounts are listed in the following table:

	2014	2013	2012
Mr. Orr
Contributions	10,400	10,000	10,000
Dividends	42,420	48,590	—
Insurance premiums	43,939	43,939	41,564
Other Perquisites	11,786	11,786	11,768

	108,545	114,315	63,332
Mr. Branning
Contributions	10,400	13,676	3,046
Perquisites	—	87,245	2,954
Dividends	1,164

	11,564	100,921	6,000

The perquisites and other personal benefits for Mr. Orr during fiscal 2014 included an automobile and related expenses. These benefits are valued based on the incremental costs to the Company.

Employment Arrangements Including Change in Control.

John C. Orr, President and Chief Executive Officer, was appointed to his current position on May 1, 2005. On March 4, 2011, the Board of Directors approved a severance agreement between the Company and Mr. Orr dated as of March 1, 2011. The severance agreement replaced the employment agreement that Mr. Orr previously had with the Company. The severance agreement became effective as of June 1, 2011 following the expiration of Mr. Orr’s amended employment agreement. On March 5, 2015, the Board of Directors approved an amended and restated severance agreement between the Company and Mr. Orr, which was entered into on March 16, 2015. The full text of the amended and restated severance agreement is attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 17, 2015. Mr. Orr’s employment by the Company is employment-at-will.

Mr. Orr’s severance agreement provides that if Mr. Orr is terminated other than for cause or if he terminates for good reason, including following a change in control, then he is entitled to: (1) two times Mr. Orr’s annual base salary as in effect on the date of his termination in a lump sum within thirty (30) days after such termination; (2) an amount equal to the sum of (A) two times his annual bonus at the highest rate in effect during the prior two year period plus (B) a pro-rata portion of the current year target annual bonus within thirty (30) days after such termination; (3) health coverage for two years; (4) an automobile allowance for two years; (5) long term disability protection for two years; (6) life insurance protection for two years; and (7) outplacement services for one year.

If Mr. Orr’s employment with the Company is terminated by reason of his death or disability, then he or his surviving spouse is entitled to receive: (1) the base salary and annual bonus accrued and unpaid to the date of death or disability; (2) any amounts payable under any employee benefit plan of the Company in accordance with the terms of such plan; and (3) if Mr. Orr and/or his surviving spouse and dependents properly elect continued medical coverage in accordance with IRC Section 4980B, the Company shall pay the entire cost of the premiums for such continued medical coverage for the longer of (A) the maximum required period of coverage under Internal Revenue Code Section 4980B(f) or (B) twenty-four (24) months.

In addition, Mr. Orr’s severance agreement provides that upon Mr. Orr’s termination by reason of his death or disability or by the Company other than for cause or if he terminates for good reason, including following a change in control, all of Mr. Orr’s outstanding stock options, restricted stock awards, and stock unit grants will become vested, to the extent not previously forfeited or terminated. Mr. Orr is also subject to a three year non-compete agreement. The severance agreement does not provide IRC Section 280G protection or excise tax gross-up payments. If Mr. Orr is terminated by the Company for cause or resigns other than for good reason, then Mr. Orr is only entitled to compensation earned prior to the date of termination that has not yet been paid.

In the event that Mr. Orr’s employment is terminated by the Company other than for cause or by him for good reason, or if there is a change of control of the Company, then Mr. Orr would receive the following benefits under the terms of his severance agreement if such event occurred as of December 31, 2014: (i) a lump sum payment of $4,429,163 consisting of a combination of a payment of two times his most recent annual base salary and two times the highest annual bonus awarded during the prior two year period plus the pro rata share of the current year target annual bonus; (ii) continuation of medical and dental for a period of two years with an estimated value of $18,293; (iii) continuation of long-term disability protection and any life insurance coverage for a period of two years with an estimated value of $ 4,091; (iv) acceleration of the vesting of stock options or other vesting provisions related to restricted stock or other stock awards having a value of $7,275,633 and (v) other benefits valued at $39,572, including payments for automobile allowances and executive outplacement service fees. In addition, Mr. Orr would receive $1,994,600 pursuant to performance-based cash awards granted under the LTIP.

In the event Mr. Orr’s employment is terminated by reason of his death or disability, then Mr. Orr or his surviving spouse would receive the following benefits under the terms of his severance agreement if such event occurred as of December 31, 2014: (1) a payment of $617,832 for the base salary and annual bonus accrued and unpaid to December 31, 2014; (2) $750,000 representing amounts payable under any employee benefit plan of the Company in accordance with the terms of such plan; and (3) if Mr. Orr and/or his surviving spouse and dependents properly elect continued medical coverage in accordance with IRC Section 4980B, $24,390 representing the entire cost of the premiums for such continued medical coverage for 24 months. In addition, Mr. Orr would receive acceleration of the vesting of stock options or other vesting provisions related to restricted stock or other stock awards having a value of $7,275,633.

Greggory W. Branning, Senior Vice President, Chief Financial Officer and Corporate Secretary, was appointed to his current position effective September 1, 2012. On August 31, 2012, the Company entered into a severance agreement with Mr. Branning. The full text of the severance agreement is attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on September 4, 2012. The severance agreement provides that if Mr. Branning is terminated by the Company other than for cause or disability or if Mr. Branning terminates for good reason, then he is entitled to payment of: (1) one times his annual base salary as in effect on the termination date in a lump sum within thirty (30) days after such termination; (2) an amount equal to the sum of (A) one times his annual bonus at the highest rate in effect during the prior three year period plus (B) any accrued annual bonus earned in the prior year but unpaid at the termination date, within thirty (30) days after such termination; (3) the cost of premiums for continued medical coverage for one year; (4) continuation for one year of long-term disability protection; (5) continuation for one year of any life insurance protection being provided to Mr. Branning prior to termination; and (6) outplacement services for one year. In addition, the Severance Agreement provides that upon Mr. Branning’s termination by the Company other than for cause or if he terminates for good reason, all of Mr. Branning’s outstanding stock options, restricted stock awards, and stock unit grants will become vested.

The Severance Agreement provides that upon Mr. Branning’s termination by the Company following a change in control, Mr. Branning is entitled to payment of: (1) one and one-half (1 1/2) times his annual base salary as in effect on the termination date within thirty (30) days after such termination; and (2) an amount equal to the sum of (A) one and one-half (1 1/2) times his annual bonus at the highest rate in effect during the prior three year period plus (B) any accrued annual bonus earned in the prior year but unpaid at the termination date within thirty (30) days after such termination. In addition, all of Mr. Branning’s outstanding stock options, restricted stock awards, and stock unit grants will become vested. Mr. Branning is also subject to a three year non-compete agreement.

If Mr. Branning’s employment with the Company is terminated by reason of his death or disability, Mr. Branning or his surviving spouse is entitled to receive: (1) the base salary and annual bonus accrued in the year prior to the year in which the death or disability occurs and unpaid to the date of death or disability; (2) any amounts payable under any employee benefit plan of the Company in accordance with the terms of such plan; and (3) if Mr. Branning and/or his surviving spouse and dependents properly elect continued medical coverage in accordance with COBRA, the Company shall pay the entire cost of the premiums for such continued medical coverage for the longer of (A) the maximum required period of coverage under IRC Section 4980B(f) or (B) 36 months. In addition, the Severance Agreement provides that in the event of Mr. Branning’s death or disability, all of Mr. Branning’s outstanding stock options, restricted stock awards, and stock unit grants will become vested. If Mr. Branning is terminated by the Company for cause or resigns other than for good reason, then Mr. Branning is only entitled to compensation earned prior to the date of termination that has not yet been paid.

In the event that Mr. Branning’s employment is terminated by the Company other than for cause or disability or by him for good reason, then Mr. Branning would receive the following benefits under the terms of his severance agreement if such event occurred as of December 31, 2014: (i) a lump sum payment of $956,462 consisting of a combination of continuation of a payment of one times his most recent annual base salary and one times the highest annual bonus awarded during the prior three year period plus any earned but unpaid annual bonus for the prior year; (ii) the cost of premiums for continued medical coverage for one year having a value of $15,651; (iii) continuation of long-term disability protection and any life insurance coverage for a period of one year with an estimated value of $1,825; (iv) acceleration of the vesting of stock options or other vesting provisions related to restricted stock or other stock awards having a value of $327,265; and (v) other benefits valued at $16,000, including executive outplacement service fees. In addition, Mr. Branning would receive $333,200 pursuant to performance-based cash awards granted under the LTIP.

In the event Mr. Branning is terminated in connection with, or within one year following, the occurrence of a specified change in control event, then Mr. Branning would receive the following benefits under the terms of his severance agreement if such event occurred as of December 31, 2014: a payment of $1,339,768 consisting of a combination of a payment of one and a half times his most recent salary and one and a half times the highest annual bonus awarded during the prior three year period plus any earned but unpaid annual bonus for the prior year. Mr. Branning would receive acceleration of the vesting of stock options or other vesting provisions related to restricted stock or other stock awards having a value of $327,265.

In the event Mr. Branning’s employment is terminated by reason of his death or disability, then Mr. Branning or his surviving spouse would receive the following benefits under the terms of his severance agreement if such event occurred as of December 31, 2014: (1) a payment of $212,575 for the base salary and annual bonus accrued in the year prior to the year in which the death or disability occurs and unpaid to December 31, 2014; (2) $500,000 representing amounts payable under any employee benefit plan of the Company in accordance with the terms of such plan; and (3) if Mr. Branning and/or his surviving spouse and dependents properly elect continued medical coverage in accordance with COBRA, $46,952 representing the entire cost of the premiums for such continued medical coverage for 36 months. In addition, Mr. Branning would receive acceleration of the vesting of stock options or other vesting provisions related to restricted stock or other stock awards having a value of $327,265.

For purposes of Mr. Orr’s and Mr. Branning’s severance agreements, a change in control is defined generally as: (1) the acquisition by any person of (i) 30% or more in the case of Mr. Orr, or (ii) 20% or more in the case of Mr. Branning, of the voting power of the outstanding securities of the Company, (2) a change in the majority of directors during a one year period, (3) a merger or consolidation of the Company where the Company is not the surviving entity, (4) the complete liquidation of the Company, or (5) the sale or disposition of more than 50% of the Company’s assets.

The Company’s Amended and Restated Code of Regulations provide that the Company will indemnify, to the fullest extent then permitted by law, any officer or former officer of the Company who was or is a party or is threatened to be made a party to any matter, whether civil or criminal, by reason of the fact that the individual is or was an officer of the Company, or serving at the request of the Company as an officer of another entity. The Company has entered into indemnity agreements with its executive officers contractually obligating the Company to provide such protection. The Company also currently has in effect officer and director insurance coverage.

Grants of Plan Based Awards.    The following table contains information concerning the grant of plan based awards to the NEOs under the 2008 Incentive Stock Plan and the Performance Bonus Plan. The actual value and gains, if any, on an option exercise are dependent upon the future performance of our Common Stock and overall market conditions. The option awards and unvested portion of stock awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal 2014 Year-End table below.

Grants of Plan Based Awards

During Fiscal 2014

Name:	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Award ($)
		Threshold ($)		Target ($)		Maximum ($)		Threshold ($)	Target ($)	Maximum ($)
John C. Orr	3/7/14	—	(1)	800,000	(1)	1,600,000	(1)	—	—	—	—		—		—	—
	3/7/14	—		—		—		—	—	—	33,700	(3)	—		—	705,341
	3/7/14	—		—		—		—	—	—	—		91,100	(4)	20.93	646,810
	3/7/14	400,100	(2)	800,200	(2)	1,600,400	(2)	—	—	—	—		—		—	—
Greggory W. Branning	3/7/14	—	(1)	269,500	(1)	539,000	(1)	—	—	—	—		—		—	—
	3/7/14	—		—		—		—	—	—	7,200	(3)	—		—	150,696
	3/7/14	—		—		—		—	—	—	—		19,500	(4)	20.93	138,450
	3/7/14	85,750	(2)	171,500	(2)	343,000	(2)	—	—	—	—		—		—	—

(1)	Represents estimated future payout for annual cash bonuses. The payouts are based on results of EBITDA and cash flow.

(2)

Represents estimated future payout for performance-based cash awards. The payouts are based on return on invested capital for 2014, 2015, and 2016. The payouts are based on the following return on invested capital: threshold-8%, target-13%, and maximum-18%.

(3)	Represents restricted stock units.

(4)	Represents grants of non-qualified stock options.

Outstanding Equity Awards at Fiscal Year End.    The following table shows all outstanding equity awards held by the NEOs at the end of fiscal 2014 that have not been exercised or that have not vested. Certain of the awards identified in the table below are also reported in the Grants of Plan Based Awards During Fiscal 2014 table above.

Outstanding Equity Awards at Fiscal 2014 Year-End

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(13)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable		Unexercisable
John C. Orr	6,868 45,132 251,921 17,346 213,423 81,500 85,250 52,000 — 42,933 — — —	(1) (2) (2) (1) (2) (2) (2) (2) (2)	— — — — — — — 26,000 — 85,867 — 91,100 —	(3) (4) (5)	— — — — — — — — — — — — —	17.02 17.02 9.00 10.92 10.92 12.46 10.10 12.96 — 14.77 — 20.93 —	9/16/16 9/19/16 6/20/18 10/3/18 10/3/18 3/4/20 3/3/21 3/2/22 — 3/1/23 — 3/7/24 —	— — — — — — — — 28,150 — 30,867 — 33,700	(8) (9) (10)	— — — — — — — — 495,440 — 543,259 — 593,120	— — — — — — — — — — — — —	— — — — — — — — — — — — —

Greggory W. Branning	8,967 — — —	(2)	17,933 — 19,500 —	(6) (7)	— — — —	14.77 — 20.93 —	3/1/23 — 3/7/24 —	— 6,467 — 7,200	(11) (12)	— 113,819 — 126,720	— — — —	— — — —

(1)	Represents grants of incentive stock options.

(2)	Represents grants of non-qualified stock options.

(3)	Represents grants of non-qualified stock options. All 26,000 of these non-qualified stock options became exercisable on March 2, 2015.

(4)	Represents grants of non-qualified stock options. 42,934 of these non-qualified stock options became exercisable on March 1, 2015. 42,933 will become exercisable on March 1, 2016.

(5)

Represents grants of non-qualified stock options. 30,367 of these non-qualified stock options became exercisable on March 7, 2015. 30,366 will become exercisable on March 7, 2016, and 30,367 will become exercisable on March 7, 2017.

(6)	Represents grants of non-qualified stock options. 8,966 of these non-qualified stock options became exercisable on March 1, 2015. 8,967 will become exercisable on March 1, 2016.

(7)

Represents grants of non-qualified stock options. 6,500 of these non-qualified stock options became exercisable on March 7, 2015. 6,500 will become exercisable on March 7, 2016, and 6,500 will become exercisable on March 7, 2017.

(8)	The forfeiture provisions with respect to all of these restricted stock awards lapsed on March 2, 2015.

(9)	Represents the grants of restricted stock units. 15,434 of these restricted stock units vested on March 1, 2015. 15,433 of these restricted stock units will vest on March 1, 2016.

(10)

Represents the grants of restricted stock units. 11,233 of these restricted stock units vested on March 7, 2015. 11,234 of these restricted stock units will vest on March 7, 2016 and 11,233 of these restricted stock units will vest on March 7, 2017.

(11)	Represents the grants of restricted stock units. 3,234 of these restricted stock units vested on March 1, 2015. 3,233 of these restricted stock units will vest on March 1, 2016.

(12)

Represents the grants of restricted stock units. 2,400 of these restricted stock units vested on March 7, 2015. 2,400 of these restricted stock units will vest on March 7, 2016 and 2,400 of these restricted stock units will vest on March 7, 2017.

(13)	Based on the NYSE closing price of $17.60 per share as of December 31, 2014.

Option Exercises and Stock Vested for Fiscal 2014 .    The following table shows the options that were exercised and the restricted stock grants that vested for the NEOs during fiscal 2014. Mr. Branning did not exercise any options during fiscal 2014.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John C. Orr	82,000	640,942	53,833	1,157,409
Greggory W. Branning	—	—	3,233	69,510

Pension Benefits.    The following table shows all pension benefits held by the NEOs at the end of fiscal 2014 other than pursuant to our 401(k) Plan. The Company has adopted a Supplemental Executive Retirement Plan (the “SERP”) which provides certain pension benefits to a select group of management employees. The annual supplemental pension benefit is payable for ten years commencing at the earlier of retirement or termination. As part of their respective employment arrangements, Messrs. Orr and Branning were provided with an annual SERP benefit up to $325,000 and $50,000, respectively, payable for ten years commencing at the earlier of retirement or termination.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year ($)
John C. Orr	Myers Industries, Inc. Executive Supplemental Retirement Plan	Fully Vested	2,586,741	—

Greggory W. Branning	Myers Industries, Inc. Executive Supplemental Retirement Plan	2	37,318	—

(1)	This present value assumes the NEO is fully vested and receives the pension benefit at the age of full retirement.

Policies and Procedures with Respect to Related Party Transactions.    The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, it is our preference, as a general rule, to avoid related party transactions. No related party transaction occurred during fiscal 2014.

Our Governance Committee reviews all relationships and transactions in which we and our directors, nominees for director and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. In addition our Audit Committee is responsible for reviewing and investigating any matters pertaining to our ethical codes of conduct, including conflicts of interest.

PROPOSAL NO. 2 — APPROVAL OF ADOPTION OF AMENDED AND RESTATED 2008 INCENTIVE STOCK PLAN

On April 30, 2009, Company shareholders adopted the 2008 Incentive Stock Plan, as amended and restated on March 6, 2009. On March 5, 2015, the Board approved, subject to receipt of shareholder approval at the Annual Meeting, the 2008 Incentive Stock Plan, as amended and restated (the “Amended and Restated 2008 Incentive Stock Plan”).

Key changes to and new features of the Amended and Restated 2008 Incentive Stock Plan include:

•	An increase in the number of shares of common stock available for grant under the plan by 1,000,000;

•	Extension of the expiration date of the plan to March 5, 2025;

•

Modification of the definition of “Change of Control” to provide that, except as provided in an agreement that is currently in effect, the Company will not accelerate the vesting of any outstanding awards unless either (i) such acceleration is conditioned on a subsequent termination of employment of a holder of an award, or (ii) any outstanding award is not assumed or replaced with a substitute award having substantially equal value and terms and conditions;

•	Increase in the threshold of required ownership of voting power of the Company from 20% to 30% for a “Change of Control” under the plan to occur;

•	Awards are subject to a minimum three-year vesting requirement (subject to limited exception described below);

•

Prohibits amending the terms of outstanding awards to reduce the exercise price of outstanding options or cancel outstanding options in exchange for cash or other awards or options with an exercise price that is less than the exercise price of the original options without stockholder approval, or in certain other limited circumstances; and

•	Awards are subject to the Company’s recently adopted clawback policy.

The purpose of the Amended and Restated 2008 Incentive Stock Plan is to provide incentives to our key employees and non-management independent directors to acquire Common Stock in the Company and to further align their incentives with the long-term growth and profitability objectives of the Company along with assisting the Company in attracting and retaining key employees, directors and consultants.

Since 2009, the Company’s weighted average diluted shares outstanding has been reduced through share repurchase by approximately 5,526,258 shares, from 35,266,939 to 32,704,013, more than offsetting the dilutive effect from the award of shares under the equity compensation plan over that time period.

As of December 31, 2014, a total of 633,871 shares remained available for future awards under the plan.

As of December 31, 2014, the Company had approximately 59 employees and non-employee directors who are eligible to be considered for awards under the Amended and Restated 2008 Incentive Stock Plan. The following table shows all compensation plans under which equity securities of the Company are authorized for issuance as of the end of fiscal 2014.

Equity Compensation Plan Information

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options’ Warrants or Rights	(B) Weighted-Average Exercise Price of Outstanding Options, Warrants or Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity Compensation Plans Approved by Security Holders(1)	1,748,952	$11.46	633,871
Equity Compensation Plans Not Approved by Security Holders	-0-	-0-	-0-
Total	1,748,952		633,871

(1)	This information is as of December 31, 2014 and includes the 2008 Incentive Stock Plan and the 1999 Incentive Stock Plan.

The Board of Directors recommends shareholder approval of the Amended and Restated 2008 Incentive Stock Plan, which, if the amended plan is approved, will increase the number of shares subject to the plan from 3,000,000 to a total of 4,000,000, and the number of shares available for future awards from 633,871 to 1,633,871.

Summary of the Amended and Restated 2008 Incentive Stock Plan

The following summary description of the Amended and Restated 2008 Incentive Stock Plan is qualified in its entirety by reference to the full text of the Amended and Restated 2008 Incentive Stock Plan, which is attached to this Proxy Statement as Annex A and incorporated herein by reference. The Amended and Restated 2008 Incentive Stock Plan provides for the grant of awards to our directors, officers and key employees. The Compensation Committee has the ability to grant a number of types of stock awards such as stock options, stock appreciation rights, performance awards, restricted stock awards, restricted stock or restricted stock equivalents, or other forms of equity-based awards consistent with the purpose of the Amended and Restated 2008 Incentive Stock Plan. The purpose of the Amended and Restated 2008 Incentive Stock Plan is to provide incentives to our key employees and non-management independent directors to acquire Common Stock in the Company and to further align their incentives with the long-term growth and profitability objectives of the Company along with assisting the Company in attracting and retaining key employees, directors and consultants.

Administration of the Amended and Restated 2008 Incentive Stock Plan

The Amended and Restated 2008 Incentive Stock Plan is administered by the Compensation Committee of the Board or any other committee appointed by the Board. However, such other committee must consist of not less than two non-employee, independent directors of the Company. The Board has designated the Compensation Committee with the responsibility for the administration of the Amended and Restated 2008 Incentive Stock Plan. Subject to the provisions of the Amended and Restated 2008 Incentive Stock Plan, the Compensation Committee is authorized to grant awards, to interpret the plan and such awards, to prescribe, amend and rescind the rules and regulations relating to the Amended and Restated 2008 Incentive Stock Plan and the awards and to make other necessary or advisable determinations.

Eligibility and Participation

The Amended and Restated 2008 Incentive Stock Plan provides that directors, officers and key employees of, and consultants to, the Company and its subsidiaries who are selected by the Compensation Committee are eligible to receive awards. No incentive stock options may be granted to a participant who is not an employee of the Company or its subsidiaries. In determining participants to whom awards will be granted and the number of shares to be subject to such award, the Compensation Committee shall take into account the duties of the participants, their present and potential contributions and such other factors as the Compensation Committee deems relevant. In no event shall a participant receive an award to acquire more than 1,000,000 shares of common stock in any one calendar year. As of December 31, 2014, nine non-employee directors, and approximately two officers and 48 other employees were entitled to participate in the plan.

If the Amended and Restated 2008 Incentive Stock Plan is approved by the shareholders at the Annual Meeting, an additional 1,000,000 shares will be authorized to be issued under the plan. Shares that are subject to awards that are forfeited, terminated or cancelled will be available for future issuance.

Awards granted pursuant to the plan on or after the date the amendment and restatement becomes effective shall be subject to a minimum three (3) year vesting schedule, with one-third vesting to occur on each of the first three anniversaries of the date of the award agreement, provided however, that up to ten percent (10%) of the remaining shares authorized under the Amended and Restated 2008 Incentive Stock Plan shall not be subject to any minimum vesting requirement.

Option Awards

The Compensation Committee may grant incentive stock options, non-qualified stock options, or a combination of the two.

The exercise price of each option, whether it be an incentive stock option or non-qualified stock option, may not be less than the fair market value of the Common Stock at the date of grant. Under the plan, the fair market value is generally the closing price of the Common Stock on the NYSE (or other principal exchange) on the date of grant or if no sale takes place on such day on any exchange, the average of the last reported closing bid and asked price on such day. The exercise price of each incentive stock option granted to any participant possessing more than 10% of the combined voting power of all classes of capital stock of the Company, or, if applicable, a parent or subsidiary of the Company, on the date of grant must not be less than 110% of the fair market value on that date, and no such option may be exercisable more than five years after the date of grant.

Options (other than certain incentive stock options as described above) granted will be exercisable for a term of not more than ten years from the date of grant but shall be subject to earlier termination. In addition, no employee may be granted an incentive stock option to the extent the aggregate fair market value, as of the date of grant, of the Common Stock with respect to which incentive stock options (under the plan and all other equity plans of the Company and its subsidiaries) are first exercisable by such participant during any calendar year exceeds $100,000.

Except in connection with certain corporate transactions, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or cancel outstanding options in exchange for cash, or other awards or options with an exercise price that is less than the exercise price of the original options, without shareholder approval.

Restricted Stock Awards

Restricted stock awards are rights to receive shares of Common Stock subject to forfeiture and other restrictions determined by the Compensation Committee. Generally, the number of shares of Common Stock subject to the restricted stock award shall be issued in the recipient’s name and the recipient shall be a shareholder and have all the rights of a shareholder with respect to such shares including the right to vote such shares and to receive dividends and other distributions; provided, however, that dividends on any shares subject to a restricted stock award that have not previously vested may be paid directly to the participant, withheld by the Company subject to vesting or reinvested in additional shares subject to a restricted stock award with similar vesting provisions as determined by the Compensation Committee. Until the restrictions with respect to any restricted stock award lapse, the shares will be held by the Company and may not be sold or otherwise transferred by the employee. Except as otherwise determined by the Compensation Committee, until the restrictions lapse, the shares will be forfeited if the employee’s employment is terminated for any reason. Restricted stock awards may vest upon either the passage of time or the achievement of one or more performance goals approved in writing and administered in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which performance goals may be based on an increase in the fair market value of the common stock of the Company; total shareholder return; revenue, sales, settlements, market share, customer conversion, net income, share price and/or earnings per share; return on assets, net assets, and/or invested capital; economic value added; improvements in costs and/or expenses, EBIT, EBITDA, operating or gross profits, cash earnings or income from continuing operations, net cash from continuing operations or cash flow from operating activities, performance relative to a peer group, or any similar performance measure established by the Compensation Committee.

Stock Appreciation Rights (“SARs”)

An SAR is a right granted to a participant to receive shares of Common Stock or cash, or a combination thereof, in an amount equal to the excess of (a) the fair market value of a share of Common Stock on the date the SAR is exercised over (b) the fair market value of a share of Common Stock on the date the SAR was granted.

SARs granted on a stand-alone basis are exercisable for a term, not to exceed 10 years, to be determined by the Compensation Committee. SARs shall be subject to such other terms and conditions as the Compensation Committee, in its discretion, shall determine. The terms and conditions may include Compensation Committee approval of the exercise of the SAR, limitations on the time within which and the extent to which such SAR shall be exercisable, limitations, if any, on the amount of the appreciation in value which may be recognized with regard to such SAR, and specification of what portion, if any, of the amount payable to the participant upon exercise of such SAR shall be payable in cash and what portion, if any, shall be payable in shares of Common Stock.

Except in connection with certain corporate transactions, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding SARs or cancel outstanding SARs in exchange for cash, or other awards or SARs with an exercise price that is less than the exercise price of the original SARs without stockholder approval.

Stock Unit Awards

Stock unit awards may be granted on such terms as the Compensation Committee may determine. A participant awarded stock units will not be deemed the beneficial owner of shares underlying the stock unit. Each stock unit will represent the right of the participant to receive an amount equal to the fair market value of a share of Common Stock on the date of payment of such stock unit. A holder of stock units will have no rights other than those of a general creditor of the Company. Payments made with respect to stock units may be made in the form of cash, shares or a combination of both and at such time as determined by the Compensation Committee at the time of the grant of the stock unit. Stock unit awards may vest either based on the passage of time or the achievement of one or more performance goals, and may provide for the payment of dividend equivalents.

Director Awards

Each non-employee director who is a director as of the date of the annual meeting of the Board with respect to any given year and has been a director for the entire period since the annual meeting of shareholders of the Company that was held in the immediately preceding calendar year will be granted a director award for a number of full shares determined by dividing the Applicable Director Amount by the fair market value of a share on the grant date, such grant to be made as of such meeting date without further action by the Compensation Committee (the “Applicable Director Amount” being the amount recommended by the Compensation Committee and approved by the full Board). A recipient director, upon receipt of the director award of shares, will be a shareholder with respect to all shares of Common Stock subject to the director award, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares. The Company has the right to grant stock units in lieu of shares, and a recipient director has the right to elect to receive stock units in lieu of shares.

Adjustments in Capitalization: Change In Control

Awards granted under the Amended and Restated 2008 Incentive Stock Plan will be subject to adjustment upon stock dividend, stock split, recapitalization, merger, consolidation, combination, or exchange of shares, separation, reorganization or liquidation event, or other similar events, or in the event of extraordinary cash or non-cash dividends, being declared with respect to the shares, or similar transactions or events. Upon the occurrence of a specified event, the number and class of shares available under the Amended and Restated 2008 Incentive Stock Plan in the aggregate and the number and class of shares subject to outstanding awards, applicable purchase prices and other applicable provisions, will be equitably adjusted by the Compensation Committee. Any adjustment to an incentive stock option shall be made in a manner consistent with Section 424 of the Code.

In the case of a “Change of Control” the Compensation Committee may, in its sole discretion, determine, on a case-by-case basis, that each award, other than an Award of Stock Units, granted under the Amended and Restated 2008 Incentive Stock Plan shall terminate on the later of (i) the 30th day after the holder of the award receives written notice from the Company of its intention to terminate the award or (ii) the consummation of the Change of Control. Any holder of an option or SAR, in the event of such a termination, shall have the right, subject to any limitations on exercise contained in the award agreement, to exercise such option or SAR prior to the termination. A “Change of Control” includes: (i) the acquisition by any person of securities of the Company representing 30% of the voting power; (ii) during any one year period a majority of the Board has been changed; (iii) a merger or consolidation of the Company where securities representing more than 50% of the voting power are not held by the Company’s existing shareholders after such merger or consolidation; or (vi) approval by the shareholders of a plan of complete liquidation or sale or disposition of more than 50% of the Company’s assets.

Except as provided in an agreement that is currently in effect, the Company will not accelerate the vesting of any outstanding awards unless either (i) such acceleration is conditioned upon the subsequent termination of employment of a holder of an award or (ii) any such outstanding award is not assumed or replaced with a substituted award or right having a substantially equivalent economic value and substantially equivalent or better terms and conditions.

Valuation

The exercise price of each incentive stock option may not be less than the fair market value of the Common Stock at the date of grant. Under the Amended and Restated 2008 Incentive Stock Plan, the fair market value is generally the closing price of the Common Stock on the New York Stock Exchange on the date of grant if it is a business day (if the date of grant is not a business day, then fair market value is the closing price of the Common Stock on the last business day prior to the date of grant). Unless the Compensation Committee determines otherwise, the option price per share of any non-qualified stock option shall be the fair market value of the shares of Common Stock on the date the option is granted. The exercise price of each incentive stock option granted to any participant possessing more than 10% of the combined voting power of all classes of capital stock of the Company, or, if applicable, a parent or subsidiary of the Company, on the date of grant must not be less than 110% of the fair market value on that date, and no such option may be exercisable more than five years after the date of grant.

Amendment and Termination

The Amended and Restated 2008 Incentive Stock Plan will terminate on March 5, 2025, and awards will not be granted under the plan after that date although the terms of any award may be amended in accordance with the plan at any date prior to the end of the term of such award. Any awards outstanding at the time of termination of the plan will continue in full force and effect according to the terms and conditions of the award and the plan.

The plan may be amended by the Board of Directors, provided that shareholder approval will be necessary as required by applicable law, and provided further that no amendment may impair any rights of any holder of an award previously granted under the plan without the holder’s consent.

Certain Federal Income Tax Consequences

Federal Income Tax Consequences- Non-Qualified Stock Options

A recipient of a non-qualified stock option will not generally recognize taxable income upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, an option holder will generally recognize ordinary compensation income in an amount equal to the excess of (i) the fair market value of the shares received, over (ii) the exercise price paid therefor. An option holder will generally have tax basis in any shares received pursuant to the exercise of a non-qualified stock option that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Code Limitations on Deductibility,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by an option holder under the foregoing rules.

Federal Income Tax Consequences -Incentive Stock Options

A recipient of an incentive stock option will not recognize taxable income for regular tax purposes upon the grant or exercise of such an option. Upon exercise of an incentive stock option, the excess of the fair market value of the shares received over the exercise price will increase the alternative minimum taxable income of the option holder, which may cause such option holder to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the option holder’s regular tax liability in a later year to the extent the option holder’s regular tax liability is in excess of an alternative minimum tax for that year. Upon the disposition of shares acquired upon exercise of an incentive stock option that have been held for the requisite holding period (two years from the date of grant and one year from the date of exercise of the incentive stock option) an option holder will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the option holder for the shares. However, if an option holder disposes of shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the option holder will generally recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the shares at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arms-length Disqualifying Disposition to an unrelated party) exceeds the exercise price paid by the option holder for such shares. An option holder would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the shares on the exercise date.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless an option holder subsequently makes a Disqualifying Disposition of the shares. If an option holder makes a Disqualifying Disposition, the Company (or a subsidiary) will then, subject to discussion below under “Tax Code Limitations on Deductibility,’’ be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by an option holder under the rules described in the preceding paragraph.

Federal Income Tax Consequences- Restricted Stock Awards and Director Awards

Generally, an employee or director to whom a restricted stock or director award is made will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares of Common Stock received at the time the shares first become transferable or are no longer subject to forfeiture over the purchase price, if any, paid by the employee or director for such Common Stock, and such amount will then be deductible for federal income tax purposes by the Company. Alternatively, if the recipient of a restricted stock award so elects, the recipient will recognize ordinary income on the date of grant in an amount equal to the excess of the fair market value of the shares of Common Stock (without taking into account any lapse restrictions) on such date, over the purchase price, if any, paid by the recipient for such Common Stock, and such amount will then be deductible by the Company. In the event of the forfeiture of the Common Stock included in a restricted stock award, the employee will not be entitled to any deduction except to the extent the employee paid for such Common Stock. Upon a sale of the Common Stock included in the restricted stock award, the employee will recognize a capital gain or loss, which will be a long term capital gain or loss if held for more than one year, as the case may be, equal to the difference between the amount realized from such sale and the employee’s tax basis for such shares of Common Stock.

Federal Income Tax Consequences-SARs and Stock Units

A recipient employee will not generally recognize taxable income upon the grant of an SAR or stock unit. The employee will generally recognize ordinary income for federal income tax purposes in an amount equal to the amount of cash and/or the then fair market value of the shares of common stock received upon exercise of the SAR or payment of the stock unit, in the tax year in which payment is made in respect of an SAR or stock unit, and, subject to the discussion under “Tax Code Limitations on Deductibility,” the Company will generally be entitled to a tax deduction for an equivalent amount for the same year.

Tax Code Limitations on Deductibility

In order for the amounts described above to be deductible by the Company, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability of the Company to deduct the amounts described above could also in some circumstances be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of a corporation. Finally, the ability of the Company (or a subsidiary) to obtain a deduction for amounts paid under the plan could be limited by Section 162(m) of the Code, which limits to $1,000,000 per officer the deductibility for federal income tax purposes of most compensation paid during a taxable year to certain executive officers of the Company. However, an exception to this limitation applies in the case of certain performance-based compensation. The Amended and Restated 2008 Incentive Stock Plan is intended to satisfy the requirements for this exception for option grants and SARs and any other awards that vest based on the achievement of one or more performance goals.

The Amended and Restated 2008 Incentive Stock Plan is intended to comply with Section 409A of the Code and the regulations thereunder, to the extent applicable.

Tax Withholding

The Company is authorized to withhold from any award granted under the Amended and Restated 2008 Incentive Stock Plan any withholding taxes due in respect of the award or payment. Subject to Compensation Committee approval, a participant may elect to satisfy his or her obligations for the payment of withholding taxes by delivery of shares of Common Stock.

Participants may obtain additional information about the Amended and Restated 2008 Incentive Stock Plan by contacting the Company, Attention: Corporate Secretary, 1293 S. Main Street, Akron, Ohio 44301, (330) 253-5592.

Benefits Under the Amended and Restated 2008 Incentive Stock Plan

The awards under the Amended and Restated 2008 Incentive Stock Plan are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time. Similarly, the benefits or amounts which would have been received by or allocated to executive officers and our other employees for the last completed fiscal year if the amendment had been in effect cannot be determined. Please see the Grants of Plan-Based Awards Table and the Outstanding Equity Awards Table for information about awards made to our NEOs in the last year and currently held awards from prior years.

The Board of Directors recommends that you vote “FOR” Proposal 2 relating to the approval of the Amended and Restated 2008 Incentive Stock Plan

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the years ended December 31, 2014 and 2015. Additional information regarding the services provided to the Company by Ernst & Young LLP during 2014 is set forth below, under the section titled “Matters Relating to the Independent Registered Public Accounting Firm”.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they wish and to respond to appropriate shareholder questions.

Although shareholder ratification is not required under the laws of the State of Ohio, the appointment of Ernst & Young LLP for 2015 is being submitted to our shareholders for ratification at the Annual Meeting in order to provide a means by which our shareholders may communicate their opinion to the Audit Committee. If our shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment, but is not obligated to change the appointment and may for other reasons be unable to make another appointment.

The Board of Directors recommends that you vote “FOR” Proposal 3 relating to the ratification of the appointment of Ernst & Young LLP

Matters Relating to the Independent Registered Public Accounting Firm.

The firm of Ernst & Young LLP audited the books and records of the Company for the years ended December 31, 2014 and 2013. Representatives of Ernst & Young LLP are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

A description of the fees billed to the Company by Ernst & Young LLP for the years ended December 31, 2014 and 2013 is set forth in the table below.

Ernst & Young LLP was first retained by the Audit Committee in 2011. The Audit Committee (see “Audit Committee Report”) reviewed the non-audit services provided by Ernst & Young LLP during the year ended December 31, 2014, and determined that the provision of such non-audit services was compatible with maintaining its independence.

	2014	2013
Audit Fees(1)	$1,653,000	$932,500
Audit Related Fees(2)	$352.900	—
Tax Fees(3)	$153,603	$244,700
All Other Fees(4)	—	—

(1)	Professional fees for the audit of the annual financial statements and the review of the quarterly financial statements.
(2)	Fees for assurance and related services reasonably related to merger and acquisition activities.
(3)	Professional fees for tax compliance, tax advice, and tax planning.
(4)	Fees for all other products and services.

The Audit Committee’s Pre-Approval Policy requires the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific range or budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this policy, and the fees for the services performed to date. During 2014, all services were pre-approved by the Audit Committee in accordance with the policy. The Pre-Approval Policy is available on the “Corporate Governance” page accessed from the “Investor Relations” page of our website at www.myersind.com.

Audit Committee Report.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or Exchange Act.

The Audit Committee, which is composed of six independent directors, is responsible for assisting the Board in fulfilling its oversight responsibilities pertaining to the accounting, auditing and financial reporting processes of the Company. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which is published on the Company’s website (www.myersind.com) on the “Corporate Governance” page under the “Investor Relations” section. Management is responsible for establishing and maintaining the Company’s internal control over financial reporting and for preparing financial statements in accordance with accounting principles generally accepted in the United States of America. The Audit Committee is directly responsible for the appointment, oversight, compensation and retention of Ernst & Young LLP, the independent registered public accounting firm for the Company. Ernst & Young LLP is responsible for performing an independent audit of the Company’s annual financial statements and expressing an opinion on (i) the conformity, in all material respects, of the Company’s financial statements with accounting principles generally accepted in the United States of America and (ii) the effectiveness of internal control over financial reporting.

Each member of the Audit Committee is financially literate and independent as defined under the Board of Directors Independence Criteria policy and the independence standards set by the New York Stock Exchange. The Board has identified both Robert A. Stefanko and Robert B. Heisler, Jr. as the “audit committee financial experts”. Mr. Stefanko and Mr. Heisler are independent, as independence for audit committee members is defined in the applicable listing standards of the New York Stock Exchange.

The Audit Committee’s responsibility is one of oversight. Members of the Audit Committee rely on the information provided and the representations made to them by: management, which has primary responsibility for establishing and maintaining appropriate internal control over financial reporting, and for the Company’s financial statements and reports; and by the independent registered public accounting firm, which is responsible for performing an audit in accordance with Standards of the Public Company Accounting Oversight Board — United States (“PCAOB”) and expressing an opinion on (i) the conformity, in all material respects, of the Company’s financial statements with accounting principles generally accepted in the United States of America and (ii) the effectiveness of internal control over financial reporting.

In the performance of our duties we have:

•	reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2014;

•

discussed with Ernst & Young LLP, the independent registered public accounting firm for the Company, the matters required to be discussed by Auditing Standard No. 16 (PCAOB 2012-01) and the rules of the Securities and Exchange Commission; and

•

received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board Rule 3526 regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed Ernst & Young LLP’s independence with Ernst & Young LLP.

Based on the reviews and discussions referred to above, and exercising our business judgment, we recommended to the Board that the financial statements referred to above be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. We have selected Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2015, and have approved submitting the selection of the independent registered public accounting firm for ratification by the shareholders.

The foregoing report has been furnished by the current members of the Audit Committee, being:

Robert A. Stefanko, Chair and Presiding Director, Edward W. Kissel, Sarah R. Coffin, Richard P. Johnston, Robert B. Heisler, Jr., and Daniel R. Lee.

PROPOSAL NO. 4 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires that the Company seek a non-binding advisory vote from its shareholders to approve the compensation as disclosed in the Compensation Discussion & Analysis (“CD&A”) and tabular disclosures of this Proxy Statement. Since the required vote is advisory, the result of the vote is not binding upon the Board.

As discussed in the CD&A section of this Proxy Statement, our executive compensation program is designed to motivate our executive officers to achieve short-term and long-term Company goals that will increase shareholder value; ensure that the actual compensation paid to our executive officers is aligned and correlated with financial performance and changes in shareholder value; motivate and reward executives whose knowledge, skills and performance are crucial to our success; and attract and retain talented and experienced executives and other key employees.

To meet our objectives, the Compensation Committee implemented the following policies:

•	Provide compensation packages that are within a range that is reasonably competitive in the market;

•	Provide short-term performance incentives by establishing goals for our executives through an annual bonus plan focused on operating performance and cash flow; and

•

Provide long-term performance incentives and reward executive management for achievement of long-term strategic initiatives through the use of restricted stock awards, option grants, other equity-based awards under our 2008 Incentive Stock Plan, and cash awards under the Performance Bonus Plan.

Our executive compensation program is designed to be consistent with the objectives set forth above. The basic elements of our compensation package include (i) base salary, (ii) annual bonus opportunities, (iii) long-term incentives, such as equity awards, (iv) retirement benefits, and (v) generally available health, welfare and other benefit programs and executive perquisites. Under our executive compensation program, we target total compensation to be within the median range of compensation paid to similarly situated executive officers at peer public companies and companies in our industry. We also monitor and assess the competitive retention and recruiting pressures for executive talent in our industries and our markets.

We are presenting the following proposal, which gives you as a shareholder the opportunity to endorse or not endorse our compensation program for our NEOs by voting for or against the following resolution. Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any NEO and will not be binding on or overrule any decisions by the Board. The Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our NEOs.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables, and narrative discussion is hereby APPROVED.”

The Board of Directors recommends that you vote “FOR” Proposal 4 relating to the approval of the Company’s executive compensation

PROPOSAL NO. 5 — SHAREHOLDER PROPOSAL

The following advisory shareholder proposal (the “GAMCO Proposal”) was submitted by GAMCO Asset Management, Inc., One Corporate Center, Rye, New York, 10580 (the “Proponent”). The Proponent claims to beneficially own approximately 4,710,392 shares of the Company’s common stock.

RESOLVED, that the shareholders of Myers Industries, Inc. (the “Company”) request that the Board of Directors take the necessary steps to ensure that the Company does not engage in a transaction, either through acquisition of assets, stock or otherwise, by which the Company would acquire an operating business until the Company completes the sale of the Company’s Lawn & Garden Segment and returns 50% of its cash flow to shareholders. The cash flow should be returned to shareholders within two years following the completion of the sale of the Company’s Lawn & Garden Segment.

The Board has carefully considered this proposal, and for the reasons set forth herein, the Board has determined that this proposal would not enhance shareholder value and would not be in the best interests of the Company and its shareholders. The Board therefore recommends that the shareholders vote AGAINST the GAMCO Proposal. This proposal, which is advisory in nature, would constitute a recommendation to the Board if approved by shareholders. While there are aspects of this proposal with which the Board is in general agreement, the Board believes the proposal is too broad and inappropriately impinges on the fiduciary duties of the Board to the shareholders. In determining how to vote on the GAMCO Proposal, the Board asks that shareholders consider that the sale of the Lawn and Garden Segment was completed in February 2015 and that the net proceeds of the sale of the Lawn and Garden Segment were immediately applied to reduce the debt of the Company. Further, the Board identifies the Company’s historically balanced approach to the allocation of capital, including the payment of dividends to shareholders, the repurchase of shares, investment in capital expenditures, repayment of debt, and investment in strategic opportunities. The Company returned $70,600,000 to shareholders in 2014, $17,200,000 to shareholders in 2013, $17,200,000 to shareholders in 2012, and $30,500,000 to shareholders in 2011. The Board believes that the prohibition on engaging in any transactions could interfere with the execution of the Company’s strategy and may prevent the Board from acting in the best interests of shareholders.

The Board of Directors recommends that you vote “AGAINST” Proposal 5 relating to the GAMCO Proposal

Executive Officers of the Company.

Disclosure regarding the executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC under the heading “Executive Officers of the Registrant”, which is incorporated into this Proxy Statement by reference. This Annual Report will be delivered to our shareholders with the Proxy Statement. Copies of our filings with the SEC, including the Annual Report, are available to any shareholder through the SEC’s internet website at http://www.sec.gov or in person at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Information regarding operations of the Public Reference Room may also be obtained by calling the SEC at 1-800-SEC-0330. Shareholders may also access our SEC filings free of charge on our own internet website at www.myersind.com. The content of our website is available for informational purposes only, and is not incorporated by reference into this Proxy Statement.

Security Ownership of Certain Beneficial Owners and Management.

The following table shows the number of shares of our common stock beneficially owned as of December 31, 2014 (unless otherwise indicated) by:

•	each person, who, to our knowledge, beneficially owns more than 5% of our common stock;

•	each of the Company’s Directors;

•	the Chief Executive Officer and the other Named Executive Officers; and

•	all individuals who served as Directors or Named Executive Officers, as a group.

A beneficial owner of stock is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause the sale of the stock. All individuals listed in the table have sole voting and investment power over the shares unless otherwise noted. The Company had no preferred stock issued or outstanding.

	Shares Beneficially Owned	Percent of Shares Outstanding
Greater Than 5% Owners(1,2)

GAMCO Investors, Inc.(6) One Corporate Center 401 Theodore Frems Ave. Rye, NY 10580-1422	6,566,077	21.07%

T. Rowe Price Associates, Inc.(7) 100 East Pratt Street Baltimore, Maryland 21202	2,943,275	9.44%

BlackRock, Inc.(8) 40 East 52nd Street New York, NY 10022	2,320,126	7.45%

Stephen E. Myers(9) 53 Aurora Street Hudson, OH 44236	1,571,840	5.04%

Dimensional Fund Advisors LP(10) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,213,072	7.10%

River Road Asset Management, LLC(11) 462 S. 4th St. Suite 1600 Louisville, Kentucky 40202	2,322,186	7.45%

Directors, Nominees, and Named Executive Officers(1,3,4,5)
Vincent C. Byrd	17,905	*
Sarah R. Coffin	12,114	*
John B. Crowe	23,155	*
William A. Foley	8,144	*
Robert B. Heisler, Jr.	9,144	*
Richard P. Johnston	39,848	*
Edward W. Kissel(12)	30,411	*
Daniel R. Lee(13)(16)	26,214	*
John C. Orr(14)	1,005,629	3.23%
Robert A. Stefanko(15)	13,744	*
Greggory W. Branning	30,835	*

All Directors, Nominees and Named Executive Officers as a group (11 persons)	1,224,643	3.93%

*	Less than 1% ownership

(1)	Unless otherwise noted, the beneficial owner uses the same address as the address of the principal office of the Company.

(2)

According to filings made with the SEC, this party or an affiliate has dispositive and/or voting power over the shares. Number of shares of Common Stock beneficially owned is the amount reflected in the most recent Schedule 13D or Schedule 13G filed by such party with the SEC.

(3)	Unless otherwise indicated, none of the persons listed beneficially owns one percent or more of the outstanding shares of Common Stock.

(4)

The amounts shown represent the total shares of Common Stock owned by such individuals, together with shares which are issuable under currently exercisable stock options: Mr. Orr, 815,092 (includes 42,933 that vested March 1, 2015), Mr. Johnston, 2,500, Mr. Branning, 17,934 (includes 8,967 that vested on March 1, 2015), and Mr. Kissel, 5,000. The amounts shown also include Stock Units which will vest within 60 days of December 31, 2014: Mr. Orr, 15,433 and Mr. Branning, 3,233.

(5)

Ms. Coffin, Mr. Foley, Mr. Heisler, Mr. Kissel and Mr. Stefanko each deferred the receipt of common stock for their director stock award for fiscal 2014, and instead received Stock Units. Therefore, the totals for each of Ms. Coffin, Mr. Foley, Mr. Heisler, Mr. Kissel and Mr. Stefanko do not include 3,011 Stock Units, which, on the date that such Director ceases to be a member of the Board for any reason whatsoever, or as soon thereafter as is reasonably practical, the Company shall make a payment to such Director of one Share for every Stock Unit then held by such Director as payment with respect to each such Stock Unit.

(6)

According to a Schedule 13D/A dated January 28, 2015, (i) Gabelli Funds, LLC possessed sole power to vote and sole power to direct the disposition with respect to 1,304,500 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (ii) GAMCO Asset Management, Inc. possessed sole power to vote with respect to 4,410,221 of these shares, sole power to direct the disposition with respect to 4,651,721 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (iii) Gabelli Securities, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 9,500 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (iv) Teton Advisors, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 577,856 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (v) MJG Associates, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 3,000 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (vi) Mario J. Gabelli possessed sole power to vote and sole power to direct the disposition with respect to 19,500 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, and (vii) GGCP, Inc. and GAMCO Investors, Inc. each possessed sole power to vote, sole power to direct the disposition, shared power to vote and shared power to direct the disposition with respect to none of these shares. According to the Schedule 13D/A Mario J. Gabelli is deemed to have beneficial ownership of the securities owned beneficially by Gabelli Funds, LLC, GAMCO Asset Management, Inc., MJG Associates, Inc., Gabelli Securities, Inc., and Teton Advisors, Inc.

(7)

These securities are owned by various individual and institutional investors (including T. Rowe Price Small-Cap Value Fund, Inc., which according to a 13G/A filed February 20, 2015, owns 1,912,000 shares representing approximately 6.14% of Myers’ outstanding shares and has the sole voting power over all such shares, but the sole dispositive power over none and shared voting or shared dispositive power over none) that T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. According to the 13G/A filed February 20, 2015, T. Rowe Price Associates, Inc. possessed sole power to vote with respect to 1,010,800 of these shares, sole power to direct the disposition with respect to 2,943,275 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities.

(8)

According to a Schedule 13D/A dated January 12, 2015, Blackrock, Inc. possessed sole power to vote with respect to 2,257,715 of these shares, sole power to direct the disposition with respect to 2,320,126 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares.

(9)

According to a Schedule 13D/A dated April 25, 2014, includes 18,450 shares of Common Stock held by Mr. Myers’ spouse, for which Mr. Myers disclaims beneficial ownership and 240,080 shares held by the Louis S. Myers & Mary S. Myers Foundation for which he may be deemed beneficial owner. Also includes 913 shares held by MSM & Associates LP, of which Mr. Myers is a shareholder, and 8,500 shares held by Semantic Foundation, both of which Mr. Myers is a trustee and may be deemed the beneficial owner of such shares. Mr. Myers disclaims beneficial ownership in such shares to the extent he does not hold a pecuniary interest. According to the Schedule 13D/A, Mr. Myers possessed sole voting and sole dispositive power with respect to 1,303,897 shares and shared voting and dispositive power with respect to 249,493 shares.

(10)

These securities are owned by various investment companies, trusts and accounts that Dimensional Fund Advisors LP (“Dimensional”) serves as investment adviser with the power to direct investments and/or vote the securities. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, as amended, Dimensional is deemed to be a beneficial owner of such securities; however, Dimensional expressly disclaims that it is, in fact the beneficial owner of such securities.

(11)

River Road Asset Management, LLC has filed with the SEC a Schedule 13G dated February 10, 2015, which reports the beneficial ownership of 2,322,186 shares as of December 31, 2014. As reported in the Schedule 13G, River Road Asset

Management, LLC has the sole power to direct the vote of 1,906,032 shares and the sole power to direct the disposition of 2,322,186 shares.

(12)	Mr. Kissel possessed shared power to vote and shared power to direct the disposition with respect to 25,150 of these shares. 220 shares are held by Mr. Kissel’s spouse.

(13)	Includes 12,000 shares held in a trust for Mr. Lee’s children, for which Mr. Lee makes the investment decisions and for which Mr. Lee disclaims beneficial ownership.

(14)

Includes 28,150 shares of restricted stock. Mr. Orr possessed sole power to vote and sole power to direct the disposition with respect to 62,903 of these common shares, and shared power to vote and shared power to direct the disposition with respect to 59,837 of these common shares.

(15)

Mr. Stefanko possessed sole power to vote and sole power to direct the disposition with respect to 550 of these shares, and shared power to vote and shared power to direct the disposition with respect to 13,194 of these shares.

(16)	Mr. Lee tendered his resignation to the Board on March 13, 2015.

Recent Nominee Transactions in Our Common Stock.    The following table sets forth all purchases or sales of Common Stock of the Company effected during the past two years by the nominees for election as director set forth in Proposal No. 1 above and recommended by your Board. The Common Stock acquired in these transactions was for the benefit of the individual purchasers and no part of the purchase price or market value of such Common Stock was represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such Common Stock.

Messrs. Byrd, Foley, Kissel and Stefanko had no purchases or sales of Common Stock of the Company during this period.

Nominee	Trade Date	Amount Acquired (Sold)
Sarah R. Coffin	10/31/14	200
	10/31/14	800
	5/15/13	1,000
John B. Crowe	11/05/14	1,000
	4/28/14	1,000
	4/28/14	600
	4/28/14	400
Robert B. Heisler, Jr.	10/31/14	1,000
Richard P. Johnston	4/29/14	2,000
John C. Orr	10/31/14	100
	10/31/14	1,900
	4/29/14	2,000
	3/3/14	(5,737	)(1)
	2/27/14	(5,000	)(1)
	2/25/14	(5,000	)(1)
	2/20/14	(5,000	)(1)
	2/18/14	(5,000	)(1)
	2/13/14	(5,000	)(1)
	2/11/14	(5,000	)(1)
	2/6/14	(5,000	)(1)
	2/4/14	(5,000	)(1)
	1/30/14	(5,000	)(1)
	1/28/14	(5,000	)(1)
	1/23/14	(1,263	)(1)
	1/21/14	(5,000	)(1)
	1/15/14	(5,000	)(1)
	1/13/14	(5,000	)(1)
	1/8/14	(5,000	)(1)
	1/6/14	(5,000	)(1)

(1)	Sale was effected pursuant to a Rule 10b5-1 trading plan, entered into November 21, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance.    Section 16(a) of the Exchange Act requires Myers’ directors, officers and persons who own more than ten percent of its Common Stock (“Section 16 Filers”) to file reports of ownership and changes in ownership with the SEC and to furnish Myers with copies of all such forms they file. These reports can be viewed on the SEC’s website at www.sec.gov. Based solely on our review of filings with the Securities and Exchange Commission and written representations that no other reports were required to be filed by the relevant persons, we believe that, during the fiscal year ended December 31, 2014, all officers and directors complied, on a timely basis, with the filing requirements applicable to them pursuant to Section 16 of the Exchange Act. Based solely on the Schedule 13D/A filed on February 19, 2015, by Gabelli Funds, LLC, GAMCO Asset Management Inc., MJG Associates, Inc., Gabelli Securities, Inc., Teton Advisors, Inc., GGCP, Inc., GAMCO Investors, Inc., and Mario J. Gabelli (collectively, the “Gamco Group”), for which the Company disclaims any responsibility, the Gamco Group beneficially owned 6,607,410 shares of our Common Stock as of February 19, 2015 representing 20.97% of our outstanding Common Stock, and Myers is unable to determine if the Gamco Group has a Section 16(a) beneficial ownership reporting obligation with which it has failed to comply.

Shareholder Proposal for Inclusion in Proxy Statement.    Any shareholder who intends to present a proposal at the Company’s next annual meeting to be held in April 2016 must deliver a signed letter of proposal to the following address: the Corporate Governance and Nominating Committee, c/o Mr. Greggory W. Branning, Corporate Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301:

•	not later than November , 2015, if the proposal is submitted for inclusion in the Company’s proxy materials for the annual meeting pursuant to Rule 14a-8 under the Exchange Act, or

•

not earlier than January 22, 2016 and not later than February 21, 2016 (subject to announcement of the annual meeting date, as described below) if the proposal is submitted pursuant to the Company’s Amended and Restated Code of Regulations.

In accordance with our Amended and Restated Code of Regulations, a shareholder may submit notice of a shareholder proposal that it intends to raise at our annual meeting (and not desiring to be included in the Company’s proxy statement) only if advance written notice of such intention is received by the Corporate Secretary not less than sixty (60) days nor more than ninety (90) days prior to the date of such annual meeting of shareholders. In the event that the date of such meeting is not publicly disclosed at least seventy (70) days prior to the date of such meeting, written notice of such shareholder’s intent to submit a proposal must be received by the Corporate Secretary not later than the close of business on the tenth (10th) day following the date on which notice of such meeting is first provided to the shareholders. A shareholder wishing to submit a shareholder proposal must follow the procedure outlined in Article I, Section 11 of our Amended and Restated Code of Regulations, titled “Advance Notice of Shareholder Proposals” and then send a signed letter of proposal to the following address: Corporate Governance and Nominating Committee, c/o Mr. Greggory W. Branning, Corporate Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301. The Company disclosed the date of the 2015 annual meeting on February 11, 2015, and received no proposals satisfying this requirement prior to the February 23, 2015 deadline for this year’s Annual Meeting (not including the GAMCO Proposal which was submitted pursuant to Rule 14a-8 under the Exchange Act).

The submission of such a notice does not ensure that a proposal can be raised at our Annual Meeting.

No Incorporation by Reference.    The Compensation Committee Report and the Audit Committee Report (including reference to the independence of the Audit Committee members) are not deemed filed with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate such information by refer-

ence. The section of this proxy entitled “Compensation Discussion and Analysis” is specifically incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Cost of Proxy Solicitation.    The accompanying proxy is solicited by and on behalf of the Board, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by Myers. In addition to the use of the mail, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of Myers. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Myers will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. Myers has also retained Innisfree M&A Incorporated to assist in the distribution of proxy materials and the solicitation of proxies at an estimated cost of $275,000 plus reimbursement for customary costs and expenses. Myers has also agreed to indemnify Innisfree M&A Incorporated and certain related persons against certain liabilities arising out of or in connection with the engagement. Myers estimates that the total expenditures relating to its proxy solicitation (other than salaries or wages of officers and employees, but including the cost of mailing, related legal and advisory fees and any litigation related to the solicitation) will be approximately $400,000 of which approximately $35,000 has been spent to date.

Copy of the Form 10-K.    We will mail without charge, upon written request, a copy of our Annual report on Form 10-K for the year ended December 31, 2014, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301, Attn: Investor Relations. The Annual Report on Form 10-K is also available at www.myersind.com and at the SEC’s website at www.sec.gov.

Notice Regarding Delivery of Security Holder Documents.    The SEC now permits companies to send a single set of annual disclosure documents to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the Company provides advance notice and follows certain procedures. In such cases, such shareholders continue to receive a separate notice of the meeting and proxy card. This “householding” process reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for shareholders of record; however, a number of brokerage firms may have instituted householding for beneficial owners of the Company’s shares of Common Stock held through such brokerage firms. If your family has multiple accounts holding shares of Common Stock of the Company, you already may have received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual disclosure documents. The broker will arrange for delivery of a separate copy of this Proxy Statement or our Annual Report promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Annex A

2008 INCENTIVE STOCK PLAN OF

MYERS INDUSTRIES, INC.

AS AMENDED AND RESTATED EFFECTIVE

MARCH 5, 2015

2008 INCENTIVE STOCK PLAN

OF

MYERS INDUSTRIES, INC.

AS AMENDED AND RESTATED

EFFECTIVE MARCH 5, 2015

WHEREAS, the 2008 Incentive Stock Plan of Myers Industries, Inc., as amended and restated on March 6, 2009 and as further amended on March 4, 2010, May 29, 2012 and April 26, 2013 (the “Existing Plan”), provides that Three Million (3,000,000) Shares are authorized for grants under the Plan;

WHEREAS, the Company now desires to amend and restate the Existing Plan as set forth below to incorporate certain changes, including increasing the number of Shares subject to the Existing Plan by an additional 1,000,000 Shares, which would bring the total number of authorized Shares under the Plan to 4,000,000 Shares, 1,343,471 of which are subject to outstanding Awards as of December 31, 2014;

WHEREAS, after this increase, a total of 1,633,871 Shares are currently available for future grants of Awards under the Plan.

NOW, THEREFORE, the Plan is amended and restated by the Board as set forth below on March 5, 2015, subject to receipt of shareholder approval at the 2015 Annual Meeting.

1. Purpose of the Plan    This 2008 Incentive Stock Plan of Myers Industries, Inc. is intended to encourage officers, directors and other key employees of, and consultants to, the Company and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms. Grants made hereunder are part of the total compensation package for such persons and the opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the long-term success and growth of the Company and its Subsidiaries, to encourage long-term strategic decision making on the part of participants, to aid in retaining individuals who put forth such efforts and strategic decision making, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future, in each case, for the benefit of the Company’s shareholders.

2. Definitions    When used herein, the following terms shall have the meaning set forth below:

2.1 “Award” means an Option, a Restricted Stock Award, an SAR, a Stock Unit Award, or a Director Award.

2.2 “Award Agreement” means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Participant and which shall set forth the terms and conditions of an Award under the Plan.

2.3 “Board” means the Board of Directors of Myers Industries, Inc.

2.4 “Change of Control” means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, a Change in Control shall be deemed to have occurred if:

(a) Any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; provided that a Change in Control shall not be deemed to occur under this Section 2.4(a) by reason of the acquisition of securities by the Company or an employee benefit plan (or any trust funding such a plan) maintained by the Company;

(b) During any period of one year there shall cease to be a majority of the Board comprised of Continuing Directors; or

(c) There occurs (i) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (ii) the approval by the stockholders of the Company of a plan of complete liquidation of the Company, or (iii) the sale or disposition by the Company of more than fifty percent (50%) of the Company’s assets. For purposes of this Section 2.4(c), (A) a sale of more than fifty percent (50%) of the Company’s assets includes a sale of more than fifty percent (50%) of the aggregate value of the assets of the Company and its Subsidiaries or the sale of stock of one or more of the Company’s Subsidiaries with an aggregate value in excess of fifty percent (50%) of the aggregate value of the Company and its Subsidiaries or any combination of methods by which more than fifty percent (50%) of the aggregate value of the Company and its Subsidiaries is sold, and (B) a transfer of Company assets to a corporate or non-corporate entity (such as a partnership or limited liability company) in which the Company owns equity securities possessing at least fifty percent (50%) of the total combined voting power of all classes of equity securities in such corporate or non-corporate entity shall not be treated as a sale or disposition by the Company of the assets contributed to such corporate or non-corporate entity.

For purposes of this Plan, a “Change of Control” will be deemed to occur:

(i) on the day on which a thirty percent (30%) or greater ownership interest described in Section 2.4(a) is acquired (other than by reason of the acquisition of securities by the Company or an employee benefit plan (or any trust funding such a plan) maintained by the Company, provided that a subsequent increase in such ownership interest after it first equals or exceeds thirty percent (30%) shall not be deemed a separate Change of Control;

(ii) on the day on which Continuing Directors cease to be a majority of the Board as described in Section 2.4(b);

(iii) on the day of a merger, consolidation or sale of assets as described in Section 2.4(c)(i) or Section 2.4(c)(iii); or

(iv) on the day of the approval of a plan of complete liquidation as described in Section 2.4(c)(ii).

2.5 “Code” means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

2.6 “Continuing Directors” mean individuals who at the beginning of any period (not including any period prior to the date of this Agreement) of one year constitute the Board and any new Director(s) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved.

2.7 “Committee” means the Compensation Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan.

2.8 “Company” means Myers Industries, Inc.

2.9 “Director” means a member of the Board who is not also an Employee of the Company or any of its Subsidiaries.

2.10 “Director Award” means the grant of an Award to a Director pursuant to Section 11.

2.11 “Director Award Agreement” means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Director and which shall set forth the terms and conditions of a Director Award under the Plan.

2.12 “Employees” means officers (including officers who are members of the Board), and other key employees of the Company or any of its Subsidiaries.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

2.14 “Fair Market Value” means, with respect to the Shares, (i) the closing price of the Shares on the principal stock exchange on which Shares are then traded or admitted to trading on the date on which the value is to be determined, or (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange. If there shall be a public market for the Shares, and the foregoing references are unavailable or inapplicable, then the Fair Market Value shall be determined on the basis of the appropriate substitute public market price indicator as determined by the Committee, in its sole discretion.

2.15 “Incentive Stock Option” means an Option intending to meet the requirements and containing the limitations and restrictions set forth in Section 422 of the Code and designated in the Option Agreement as an Incentive Stock Option.

2.16 “Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

2.17 “Option” means the right to purchase the number of Shares specified by the Committee at a price and for a term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan or the Committee may impose.

2.18 “Option Agreement” means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Participant and which shall set forth the terms and conditions of an Option under the Plan.

2.19 “Parent” means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the employer corporation if, at the time of the granting of the Option, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.20 “Participants” means Employees and key consultants to the Company or any of its Subsidiaries.

2.21 “Performance Goal” means one or more written objective goals approved by the Committee and established and administered in accordance with Section 162(m) of the Code and the regulations thereunder, which performance goal or goals are determined based on one or more of the following business criteria: (i) increase in the Fair Market Value of the Shares, (ii) total stockholder return, (iii) revenue, sales, settlements, market share, customer conversion, net income, stock price and/or earnings per share, (iv) return on assets, net assets, and/or invested capital, (v) economic value added, (vi) improvements in costs and/or expenses, (vii) EBIT, EBITDA, operating or gross profits, cash earnings or income from continuing operations, (viii) net cash from continuing operations or cash flow from operating activities; (ix) performance relative to peer group; or (x) any performance measure established by the Committee.

2.22 “Plan” means the Existing Plan, as amended and restated as of the date hereof, and as may be further amended from time to time.

2.23 “Regulation T” means Part 220, chapter II, title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time, or any successor regulation which may hereafter be adopted in lieu thereof.

2.24 “Restricted Stock Award” means the right to receive Shares, but subject to forfeiture and/or other restrictions as set forth in the related Restricted Stock Award Agreement.

2.25 “Restricted Stock Award Agreement” means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Participant and which shall set forth the terms and conditions of a Restricted Stock Award under the Plan.

2.26 “Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations of the Exchange Act, as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

2.27 “SAR” means a stock appreciation right, which is a right to receive an amount in cash, or Shares, or a combination thereof, as determined or approved by the Committee, no greater than the excess, if any, of (i) the Fair Market Value of a Share on the date the SAR is exercised, over (ii) the SAR Base Price.

2.28 “SAR Base Price” means the Fair Market Value of a Share on the date an SAR was granted.

2.29 “Shares” means shares of the Company’s common stock, no par value, or, if by reason of the adjustment provisions contained herein, any rights under an Award under the Plan pertain to any other security, such other security.

2.30 “Stock Unit” means a bookkeeping entry representing an equivalent of one Share, as awarded under the Plan.

2.31 “Stock Unit Award Agreement” means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Participant and which shall set forth the terms and conditions of a grant of Stock Units.

2.32 “Subsidiary” or “Subsidiaries” means any corporation or corporations other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.33 “Successor” means the (i) legal representative of the estate of a deceased Participant, (ii) the person or persons who shall acquire the right to exercise or receive an Award by bequest or inheritance or by reason of the death of the Participant, or (iii) the beneficiary or beneficiaries designated by the Participant for any Option granted to the Participant that is outstanding at the time of his death.

2.34 “Term” means the period during which a particular Award may be exercised.

3. Stock Subject to the Plan    There will be reserved for use upon the issuance, vesting, or exercise of Awards to be granted from time to time under the Plan to Participants, an aggregate of Four Million (4,000,000) Shares, subject to adjustment as set forth in Section 15 of the Plan, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company, except as provided below. Any Shares subject to issuance upon exercise of Options or SARs by Participants but which are not issued because of a surrender, lapse, expiration or termination of any such Option or SAR prior to issuance of the Shares shall once again be available for issuance in satisfaction of Awards. Similarly, any Shares issued to a Participant pursuant to a Restricted Stock Award, or with respect to which a Stock Unit relates, which are subsequently forfeited pursuant to the terms of the

related Award Agreement shall once again be available for issuance in satisfaction of Awards. As of the date hereof, there are             Shares available for the grant of future Awards under the Plan; provided that if any Shares subject to Awards outstanding as of the date hereof are subsequently forfeited, or if any existing Option or SAR outstanding as of the date hereof terminates, expires or lapses without being exercised, the Shares subject to such Awards not delivered as a result thereof shall also be available for the grant of future Awards under the Plan.

4. Administration of the Plan    The Committee shall be invested with the responsibility for the administration of the Plan. The Committee shall consist of not less than two (2) outside directors as defined in Treasury Regulation 1.162-27 who shall also qualify as non-employee directors within the meaning of Rule 16b-3; provided, however, that the failure to satisfy the foregoing requirement shall not affect the validity of any Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine the Participants to whom Awards shall be granted, the number of Shares to be covered by each of the Awards, and the terms of any such Award; to amend or cancel Awards (subject to Section 20 of the Plan); to accelerate the vesting of Awards; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder. All decisions or interpretations made by the Committee with regard to any question arising under the Plan or any Awards granted pursuant to the Plan shall be binding and conclusive on the Company and the recipients of Awards. Except as otherwise provided in the Company’s Compensation Committee Charter, (i) Committee members shall be recommended by the Company’s Corporate Governance and Nominating Committee, and appointed by the Board at its annual organizational meeting; (ii) members shall serve until their successors shall be duly appointed; and (iii) the Committee’s chair shall be designated by the full Board, or, if it does not do so, the Committee members shall elect a Chair by vote of a majority of the full Committee. The Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and which are consistent with the scope of the Company’s Compensation Committee Charter as in effect from time to time. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

5. Participants to Whom Awards May Be Granted and Vesting Terms

5.1 Participants to Whom Awards May Be Granted.    Awards may be granted in each calendar year or portion thereof while the Plan is in effect to such of the Participants as the Committee, in its discretion, shall determine; provided, however, that no Incentive Stock Options may be granted to a Participant who is not an Employee. In determining the Participants to whom Awards shall be granted and the number of Shares to be subject to issuance or subject to purchase under such Awards, the Committee shall take into account the duties of the respective Participants, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Notwithstanding anything to the contrary herein, no Participant shall receive Awards to acquire more than One Million (1,000,000) Shares in any one calendar year.

5.2 Vesting.    Awards granted under the Plan on or after the date the Plan this amendment and restatement becomes effective shall be subject to a minimum three (3) year vesting schedule, with one-third vesting to occur on each of the first three anniversaries of the date of the Award Agreement, provided however, that the Committee shall have the discretion to award up to ten percent (10%) of the Shares available for the grant of future Awards under the Plan as of the date hereof without being subject to the minimum vesting requirement.

6. Options Types of Options.    Options granted under the Plan may be (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, or (iii) a combination of the foregoing. The Option Agree-

ment shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option and separate Option Agreements shall be issued for each type of Option when a combination of an Incentive Stock Option and a Non-Qualified Stock Option are granted on the same date to the same Participant. Any Option which is designated as a Non-Qualified Stock Option shall not be treated by the Company or the Participant to whom the Option is granted as an Incentive Stock Option for federal income tax purposes.

6.2 Option Price.    The option price per share of any Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted. Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, owns, as defined in Section 424 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

(i) the Company; or

(ii) if applicable, a Subsidiary; or

(iii) if applicable, a Parent,

then the option price per share of any Incentive Stock Option granted to such Employee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

6.3 Terms of Options.    Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided. Each Option Agreement issued hereunder shall specify the term of the Option, which term shall be determined by the Committee in accordance with its discretionary authority hereunder. Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, owns, as defined in Section 424 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

(i) the Company; or

(ii) if applicable, a Subsidiary; or

(iii) if applicable, a Parent,

then such Incentive Stock Option shall not be exercisable more than five (5) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided.

6.4 Other Terms and Conditions of Options.    Each Option or each Option Agreement setting forth an Option shall contain such other terms and conditions (e.g., vesting conditions) not inconsistent herewith as shall be approved by the Committee. Notwithstanding anything contained herein to the contrary, except in connection with a change in capitalization described in Section 15, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, or other Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.

7. Limit on Fair Market Value of Incentive Stock Options    No Employee may be granted an Incentive Stock Option hereunder to the extent that the aggregate fair market value (such fair market value being determined as of the date of grant of the option in question) of the stock with respect to which incentive stock options are first exercisable by such Employee during any calendar year (under all such plans of the Employee’s employer corporation, its Parent, if any, and its Subsidiaries, if any) exceeds One Hundred Thousand Dollars ($100,000). For purposes of the preceding sentence, Options shall be taken into account in the order in which they were granted. Any Option granted under the Plan which is intended to be an Incentive Stock Option, but which exceeds the limitation set forth in this Section 7, shall be a Non-Qualified Stock Option.

8. Restricted Stock Awards    Restricted Stock Awards granted under the Plan shall be subject to such terms and conditions as Committee may, in its discretion, determine and set forth in the related Restricted Stock Award Agreements. Restricted Stock Awards shall be granted to Participants in accordance with, and subject to, the provisions set forth below.

8.1 Issuance of Shares.    Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement that shall set forth the number of Shares issuable under the Restricted Stock Award. Subject to the restrictions in Section 8.3 of the Plan, and subject further to such other restrictions or conditions established by the Committee, in its discretion, and set forth in the related Restricted Stock Award Agreement, the number of Shares granted under a Restricted Stock Award shall be issued in the recipient Participant’s name on the date of grant of such Restricted Stock Award or as soon as reasonably practicable thereafter.

8.2 Rights of Recipient Participants.    Shares received pursuant to Restricted Stock Awards shall be duly issued or transferred to the Participant, and a certificate or certificates for such Shares shall be issued in the Participant’s name. Subject to the restrictions in Section 8.3 of the Plan, and subject further to such other restrictions or conditions established by the Committee, in its discretion, and set forth in the related Restricted Stock Award Agreement, the Participant shall thereupon be a stockholder with respect to all the Shares represented by such certificate or certificates and shall have all the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares; provided, however, that dividends on any Shares subject to a Restricted Stock Award that have not previously vested may be paid directly to the Participant, withheld by the Company subject to the vesting of such Shares, or reinvested in additional Shares subject to a Restricted Stock Award with similar vesting provisions as determined by the Committee in its discretion In furtherance of the restrictions in Section 8.3 of the Plan and in the related Restricted Stock Award Agreement, the certificate or certificates for Shares awarded hereunder, together with a suitably executed stock power signed by such recipient Participant, shall be held by the Company in its control for the account of such Participant (i) until the restrictions in Section 8.3 of the Plan and in the related Restricted Stock Award Agreement lapse pursuant to the Plan or the Restricted Stock Award Agreement, at which time a certificate for the appropriate number of Shares (free of all restrictions imposed by the Plan or the Restricted Stock Award Agreement) shall be delivered to the Participant, or (ii) until such Shares are forfeited to the Company and cancelled as provided by the Plan or the Restricted Stock Award Agreement.

8.3 Restrictions.    Except as otherwise determined by the Committee, in its sole discretion, and set forth in a Restricted Stock Award Agreement, each Share issued pursuant to a Restricted Stock Award Agreement shall be subject, in addition to any other restrictions set forth in the related Restricted Stock Award Agreement, to the following restrictions until such restrictions have lapsed pursuant to Section 8.4 of the Plan:

(a) Disposition.    The Shares awarded to a Participant and held by the Company pursuant to Section 8.2 of the Plan, and the right to vote such Shares or receive dividends on such Shares, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; provided, however, that such Shares may be transferred upon the death of the Participant to the Participant’s Successor. Any transfer or purported transfer of such Shares in violation of the restrictions outlined in this Section 8.3 shall be null and void and shall result in the forfeiture of the Shares transferred or purportedly transferred to the Company without notice and without consideration.

(b) Forfeiture.    The Shares awarded to a Participant and held by the Company pursuant to Section 8.2 of the Plan shall be forfeited to the Company without notice and without consideration therefor immediately upon the complete termination of the Participant’s employment with the Company and its Subsidiaries for any reason whatsoever and at such other times as may be set forth in a Restricted Stock Award Agreement.

8.4 Lapse of Restrictions.    The restrictions set forth in Section 8.3 of the Plan on Shares issued under a Restricted Stock Award shall lapse upon either the passage of time or the achievement of one or more Performance Goals and on such terms as the Committee, in its sole discretion, shall determine and set forth in the related Restricted Stock Award Agreement, and certificates for the Shares held for the account of the Participant in accordance with Section 8.2 of the Plan hereof shall be appropriately distributed to the Participant as soon as reasonably practical thereafter. In granting any Restricted Stock Award which is intended to qualify under Section 162(m) of the Code and the regulations thereunder, the Committee shall follow any procedures determined by the Committee from time to time to be necessary or appropriate to ensure the qualification of such Restricted Stock Award under Section 162(m) of the Code and the regulations thereunder.

8.5 Issuance of Shares in Book Entry Form.    Shares subject to a Restricted Stock Award, may be issued in book entry form and evidenced by a book entry account maintained by the Company’s stock transfer agent, in which case (i) any requirement that certificates for Shares subject to a Restricted Stock Award be issued or delivered to a Participant shall be satisfied by the Company causing such Shares to be evidenced in a book entry account maintained by its stock transfer agent, (ii) any reference in Sections 8.2 through 8.4 of the Plan to Shares subject to a Restricted Stock Award being held by the Company shall include any Shares being held in a book entry account maintained by the Company’s stock transfer agent, and (iii) the Company shall have the same right to delay the entry of the Shares in a book entry account maintained by its stock transfer agent as its right to delay delivery of Shares subject to an Award pursuant to Sections 18.1 and 21 of the Plan.

9. Stock Appreciation Rights Grant of SAR.    The Committee, in its discretion, may grant a Participant an SAR on a stand alone basis (i.e., independent of an Option).

9.2 Limitations on Exercise.    Each SAR granted on a stand alone basis shall be exercisable to the extent, and for such Term, as the Committee may determine, provided, however that such Term shall not exceed ten (10) years. The SARs shall be subject to such other terms and conditions as the Committee, in its discretion, shall determine, which are not otherwise inconsistent with the Plan. The terms and conditions may include Committee approval of the exercise of the SAR, limitations on the time within which and the extent to which such SAR shall be exercisable, limitations, if any, on the amount of appreciation in value which may be recognized with regard to such SAR, and specification of what portion, if any, of the amount payable to the Employee upon exercise of such SAR shall be payable in cash and what portion, if any, shall be payable in Shares. If, and to the extent, that Shares are issued in satisfaction of amounts payable on exercise of an SAR, the Shares shall be valued at their Fair Market Value on the date of exercise.

9.3 Other Terms and Conditions of SARs.    Notwithstanding anything contained herein to the contrary, except in connection with a change in capitalization described in Section 15, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding SARs or cancel outstanding SARs in exchange for cash, or other Awards or SARs with an SAR Base Price that is less than the SAR Base Price of the original SARs without stockholder approval.

10. Stock Units    Awards of Stock Units granted under the Plan shall be subject to such terms and conditions as the Committee may, in its discretion, determine and set forth in the related Stock Unit Award Agreements.

10.1 Number of Shares.    Each Stock Unit Award Agreement shall set forth the number of Shares subject to such Award.

10.2 Rights of Participant.    A Participant awarded Stock Units pursuant to the terms of this Plan shall not be deemed to be the beneficial owner of Shares underlying the Stock Units. Each Stock Unit shall represent the right of the Participant to receive an amount equal to the Fair Market Value of a Share on the date of the payment of such Stock Unit. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Award Agreement.

10.3 Terms of the Stock Units.    Each Stock Unit Award Agreement granting one or more Stock Units shall contain such other terms and conditions, including but not limited to provision for payment of dividend equivalents, not inconsistent herewith as shall be approved by the Committee, and may vest based on the passage of time or the achievement of one or more Performance Goals.

10.4 Payment of Stock Units.    Payments made with respect to Stock Units may be made in the form of cash, Shares or any combination of both and at such time as determined by the Committee at the time of the grant of the Stock Units.

11. Director Awards.

11.1 Grant of Director Awards.    Each Director, who is a Director as of the date of the annual meeting of the Board with respect to any given year (such date, the “Meeting Date”) and has been a Director for the entire period since the annual meeting of shareholders of Myers held in the immediately preceding calendar year, shall be granted a Director Award for a number of full Shares determined by dividing the Applicable Director Amount by the Fair Market Value of a Share on the grant date, such grant to be made as of such Meeting Date without further action by the Committee. The Applicable Director Amount shall be recommended by the Committee based on an annual review of the total Board compensation package and approved by the full Board. Each Director Award shall be evidenced by a Director Award Agreement. The number of Shares granted under a Director Award shall be issued in the recipient Director’s name on the date of grant of such Director Award or as soon as reasonably practicable thereafter. Shares received pursuant to Director Awards shall be duly issued or transferred to the Director, and a certificate or certificates for such Shares shall be issued in the Director’s name. Notwithstanding the foregoing, the Company may determine to grant Directors Stock Units in lieu of a grant of Shares.

11.2 Rights of Directors.    A recipient Director shall thereupon be a stockholder with respect to all the Shares represented by such certificate or certificates and shall have all the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares. Notwithstanding anything to the contrary in this Section 11, each Director entitled to receive a Director Award of Shares on a particular Meeting Date shall have the right to elect to receive and be granted a Director Award for a number of full Stock Units determined by dividing the Applicable Director Amount by the Fair Market Value of a Share on the grant date in lieu of receiving a Director Award for an equivalent number of Shares on such Meeting Date. Any such election must be made in a written notice delivered to the Chairman of the Board or his designee on or before the Meeting Date for the calendar year immediately preceding the applicable Meeting Date, which election once made, shall be irrevocable. Any Stock Units granted to a Director pursuant to any such election or as provided in Section 11.1 shall provide that the Company will make a payment to such Director on the date that such Director ceases to be a member of the Board for any reason whatsoever of one Share for each such Stock Unit then held by such Director, or as soon thereafter as is reasonably practical, but in no event later than March 15 of the year following the date that such Director ceased to be a member of the Board, and will be subject to such other terms, including but not limited to provision for the payment of dividend equivalents, as contained in a Stock Unit Agreement approved by the Board, the execution of which shall be a condition to the receipt of the Stock Units.

11.3 Issuance of Shares in Book Entry Form.    Shares subject to a Director Award as described in this Section 11 of the Plan, may be issued in book entry form and evidenced by a book entry account maintained by the Company’s stock transfer agent, in which case (i) any requirement that certificates for Shares subject to a Director Award be issued or delivered to a Director pursuant to this Section 11 of the Plan shall be satisfied by the Company causing such Shares to be evidenced in a book entry account maintained by its stock transfer agent, and (ii) the Company shall have the same right to delay the entry of the Shares in a book entry account maintained by its stock transfer agent as its right to delay delivery of Shares subject to an Award pursuant to Sections 18.1 and 21 of the Plan.

12. Date of Grant    The date of grant of an Award granted hereunder shall be the date on which the Committee acts in granting the Award or, if later, such other date as the Committee shall specify.

13. Exercise of Rights Under Awards and Recoupment of Certain Compensation.

13.1 Notice of Exercise.    A Participant entitled to exercise an Award may do so by delivery of a written notice to that effect specifying the number of Shares or SARs with respect to which the Award is being exercised and any other information the Committee may prescribe. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Committee’s approval in Shares valued at Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Chief Financial Officer of the Company, or such other person as the Committee shall designate.

13.2 Cashless Exercise Procedures.    The Company, in its sole discretion, may establish procedures whereby a Participant, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company; provided, however, that these cashless exercise procedures shall not apply to Incentive Stock Options which are outstanding on the date the Company establishes such procedures unless the application of such procedures to such Options is permitted pursuant to the Code and the regulations thereunder without affecting the Options’ qualification under Code Section 422 as Incentive Stock Options. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Participant wishing to utilize the cashless exercise program.

13.3 Rights of Award Holder.    Except as set forth in Section 8 and Section 11 of the Plan, the holder of an Award shall not have any of the rights of a stockholder with respect to the Shares subject to purchase or receipt under his Award, except to the extent that one or more certificates for such Shares shall be delivered to him upon the due exercise or grant of the Award. Shares subject to an Award under the Plan may be issued in book entry form and evidenced by a book entry account maintained by the Company’s stock transfer agent, in which case (i) any requirement that certificates for Shares subject to an Award be issued or delivered to a Participant or Director pursuant to Section this Section 13.3 of the Plan shall be satisfied by the Company causing such Shares to be evidenced in a book entry account maintained by its stock transfer agent, and (ii) the Company shall have the same right to delay the entry of the Shares in a book entry account maintained by its stock transfer agent as its right to delay delivery of Shares subject to an Award pursuant to Sections 18.1 and 21 of the Plan.

13.4 Recoupment of Certain Compensation Attributable to Awards.    Any Award granted hereunder shall be subject to any Clawback Policy adopted by the Board and then in effect.

14. Nontransferability of Awards    An Award shall not be transferable, other than: (a) by will or the laws of descent and distribution, and an Award may be exercised, during the lifetime of the holder of the Award, only by the holder or in the event of death, the holder’s Successor, or in the event of disability, the holder’s personal representative, or (b) pursuant to a qualified domestic relation order, as defined in the Code or the Employee Retirement Income Security Act (ERISA) or the rules thereunder; provided, however, that an Incentive Stock Option may not be transferred pursuant to a qualified domestic relations order unless such transfer is otherwise permitted pursuant to the Code and the regulations thereunder without affecting the Option’s qualification under Code Section 422 as an Incentive Stock Option.

15. Adjustments Upon Changes in Capitalization    In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Awards theretofore granted, applicable purchase prices, Option prices, SAR Base Prices, individual share limits, and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee (which adjustment may, but need not, include payment to the holder of an Option or SAR, in cash or in shares, in an amount equal to the difference between the price at which such Award may be exercised and the then current Fair Market Value of the Shares subject to such Option as equitably determined by the Committee) in order to prevent the diminution or enlargement of benefits thereunder. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee, in its sole discretion; provided, however, that to the extent applicable, any adjustment to an Incentive Stock Option shall be made in a manner consistent with Section 424 of the Code. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award.

16. Change in Control    Notwithstanding anything to the contrary in the Plan or any Award Agreement, in the case of a Change of Control, the Committee may, in its sole discretion, determine, on a case by case basis, that each Award, other than an Award of Stock Units, granted under the Plan shall terminate upon the later of (i) the thirtieth (30th) day after the Award holder receives written notice from the Company of its intention to terminate the Award, or (ii) the consummation of such Change of Control, but, in the event of any such termination, an Option or SAR holder shall have the right, conditioned upon the consummation of such Change of Control and subject to any limitation on the exercise of such Option or SAR in effect on the date of exercise, to exercise such Option or SAR, prior to its termination, as to the portion of the Option or SAR with respect to which the holder’s right to exercise the Option or SAR had previously vested as of the termination date. Except as provided in an Award Agreement, or a written employment agreement or separation agreement in effect on the Effective Date, the Company will not accelerate the vesting of any outstanding Awards in connection with a Change in Control unless either (i) such acceleration is conditioned upon the employment of the holder of an outstanding Award being terminated on or after such Change in Control or (ii) any such outstanding Awards are not assumed or replaced with a substituted award or right having a substantially equivalent economic value and substantially equivalent or better terms and conditions.

17. Forms of Awards    Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board, the Committee or by the stockholders of the Company shall constitute the granting of any Award. An Award shall be granted hereunder only by action taken by the Committee in granting an Award. Whenever the Committee shall designate a Participant or Director for the receipt of an Award, the President of the Company, or such other person as the Committee shall designate, shall forthwith send notice thereof to the Participant or Director, in such form as the Committee shall approve, stating the number of Shares subject to the Award, its Term, if applicable, and the other terms and conditions thereof. The notice shall be accompanied by an Award Agreement in such form as may from time to time hereafter be approved by the Committee, which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Awards is made a condition of the grant, the notice shall set forth the pertinent details of such condition. Execution by the Participant or Director to whom such Award is granted of an Award Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise or grant of any Award.

18. Taxes

18.1 Right to Withhold Required Taxes.    The Company shall have the right to require a person entitled to receive Shares pursuant to receipt, vesting or exercise of an Award under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Award. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in shares or from any other amounts payable any time thereafter to the Participant. If an Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under Sections 421 and 422 of the Code, the Employee shall notify the Company of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable then or at any time thereafter to the Employee. Shares subject to an Award under the Plan may be issued in book entry form and evidenced by a book entry account maintained by the Company’s stock transfer agent, in which case the Company shall have the same right to delay the entry of the Shares in a book entry account maintained by its stock transfer agent as its right to delay delivery of Shares subject to an Award pursuant to this Section 18.1 and Section 21 of the Plan.

18.2 Election to Withhold Shares.    Subject to Committee approval, a Participant may elect to satisfy his tax liability with respect to the exercise of an Option or the receipt or vesting of a Restricted Stock Award or payment of a Stock Unit Award by having the Company withhold Shares otherwise issuable upon exercise of the Option or deliverable upon the grant or vesting of the Restricted Stock Award or payment of a Stock Unit Award; provided, however, that if a Participant is subject to Section 16(b) of the Exchange Act, such election must satisfy the requirements of Rule 16b-3.

19. Termination of the Plan    The Plan shall terminate ten (10) years from the Effective Date hereof, and an Award shall not be granted under the Plan after that date although the terms of any Awards may be amended at any date prior to the end of its Term in accordance with the Plan. Any Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award and this Plan.

20. Amendment of the Plan    The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval would be required under any applicable law. Notwithstanding the discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Award granted under the Plan shall impair any of the rights of any holder, without such holder’s consent, under any Award theretofore granted under the Plan.

21. Delivery of Shares on Exercise    Delivery of certificates for Shares pursuant to the grant or exercise of an Award may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require a Participant to furnish the Company with appropriate representations and a written investment letter prior to the receipt or exercise of an Award or the delivery of any Shares pursuant to an Award. Shares subject to an Award under the Plan may be issued in book entry form and evidenced by a book entry account maintained by the Company’s stock transfer agent, in which case the Company shall have the same right to delay the entry of the Shares in a book entry account maintained by its stock transfer agent as its right to delay delivery of Shares subject to an Award pursuant to Section 18.1 and this Section 21 of the Plan.

22. Fees and Costs.    The Company shall pay all original issue taxes on the grant or exercise of any Award granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

23. Effectiveness of the Plan    The Plan shall be submitted to the Company’s shareholders for approval and unless the Plan is approved either (i) by the affirmative votes of the holders of shares having a majority of the voting power of all shares represented at a meeting duly held in accordance with Ohio law within twelve (12) months after being approved by the Board, or (ii) by a written consent of shareholders in accordance with Ohio law within twelve (12) months after being approved by the Board, the Plan (and all Awards made from the additional One Million (1,000,000) Shares added to the Plan) shall be void and of no force and effect, and the Existing Plan shall continue in full force and effect.

24. Other Provisions.    As used in the Plan, and in Awards and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the femi-

nine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Awards and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

25. Effect on Employment    Neither the adoption of this Plan, its operation, nor any of the Award Agreements or other documents described or referred to in the Plan shall confer upon any person any right to continue in the employ or service of the Company or any of its Subsidiaries or in any way affect any right or power of the Company or any of its Subsidiaries to terminate the employment or service of any person at any time for any reason whatsoever.

26. International Participants    To the extent that the Committee determines, in its sole discretion, to comply with foreign laws or practices and to further the purpose of the Plan, the Committee may, amend the terms of the Plan or Awards in order to conform with the requirements of such foreign laws or practices.

27. Compliance with Section 409A of the Code    The Plan is intended to comply with Section 409A of the Code and the regulations thereunder, to the extent applicable. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent. In that regard, and notwithstanding any provision of the Plan to the contrary, the Company reserves the right to amend the Plan or any Award granted under the Plan, by action of the Committee, without the consent of the any affected Participant or Director, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code and the regulations thereunder.

28. Ohio Law to Govern    This Plan shall be governed by and construed in accordance with the laws of the State of Ohio.

YOUR VOTE IS IMPORTANT Please take a moment now to vote your shares of Myers Industries, Inc. Common Stock for the upcoming Annual Meeting of Shareholders. PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS: 1. Vote by Telephone—Please call toll-free in the U.S. or Canada at 1-866-580-7646, on a touch-tone phone. If outside the U.S. or Canada, call 1-215-521-4790. Please follow the simple instructions. You will be required to provide the unique control number printed below. OR 2. Vote by Internet—Please access https://www.proxyvotenow.com/mye, and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number printed below. You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card. OR 3. Vote by Mail—If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Myers Industries, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155. 6TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED 6 To vote, mark blocks X below in blue or black ink as follows The Board of Directors recommends that you vote FOR all the nominees listed in Proposal 1, FOR Proposals 2-4, and AGAINST Proposal 5. FOR AGAINST ABSTAIN 1. To elect the nine candidates nominated by the Board of Directors to serve as directors until 2. To approve the adoption of the Amended and the next Annual Meeting of Shareholders: Restated 2008 Incentive Stock Plan. 01. VINCENT C. BYRD 04. WILLIAM A. FOLEY 07. EDWARD W. KISSEL 02. SARAH R. COFFIN 05. ROBERT B. HEISLER, JR. 08. JOHN C. ORR 3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public 03. JOHN B. CROWE 06. RICHARD P. JOHNSTON 09. ROBERT A. STEFANKO accounting firm for fiscal 2015. 4. To cast a non-binding advisory vote to approve executive compensation. FOR ALL NOMINEES WITHHOLD AUTHORITY Your board recommends a vote AGAINST the following proposal. 5. To cast a non-binding advisory vote to approve the FOR ALL EXCEPT Shareholder Proposal submitted by GAMCO Asset (Instruction: To withhold authority to vote for any individual Management, Inc. nominee write that nominee’s name on the line above.) 6. To consider such other business as may be properly brought before the meeting or any adjournments thereof, all in accordance with the notice of this meeting and the accompanying proxy statement, receipt of which is acknowledged. Date:, 2015 Signature Signature (if held jointly) Title Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Please sign exactly as indicated, date and return promptly in the enclosed envelope.

PLEASE VOTE TODAY! SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE. 6TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED6 MYERS INDUSTRIES, INC. Proxy Solicited by the Board of Directors for the Annual Meeting W to be held on April 24, 2015 H GREGGORY W. BRANNING, MONICA VINAY, or either of them, with full power of substitution, I are hereby authorized to represent the undersigned and to vote all shares of Common Stock of T the undersigned in MYERS INDUSTRIES, INC. (“Company”) at the Annual Meeting of E Shareholders of said Company to be held on April 24, 2015, and any adjournment(s) or postponement(s) thereof with respect to the following matters. P IF PROPERLY EXECUTED THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES R LISTED ON THE REVERSE SIDE OF THIS PROXY CARD, FOR PROPOSALS 2-4, AND O AGAINST PROPOSAL 5 UNLESS A CONTRARY VOTE IS INDICATED, IN WHICH CASE THE X PROXY WILL BE VOTED AS DIRECTED. Y PLEASE SIGN AND DATE ON REVERSE SIDE OF THIS CARD.